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Triarc Companies, Inc.

(Name of Registrant as Specified In Its Charter)

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TRIARC COMPANIES, INC.

Notice of Annual Meeting of Stockholders
and
Proxy Statement

PLEASE COMPLETE, SIGN, DATE AND RETURN
YOUR PROXY PROMPTLY

Tuesday, June 5, 2007
at 12:00 Noon
at the offices of Bear, Stearns & Co., Inc.
383 Madison Avenue, 2nd Floor
New York, New York

TRIARC COMPANIES, INC.
280 Park Avenue
New York, New York 10017
(212) 451-3000

April 30, 2007

Dear Stockholders:

It is our pleasure to invite you to join us at the 2007 Annual Meeting of Stockholders of Triarc Companies, Inc., which will be held at 12:00 noon, local time, on Tuesday, June 5, 2007, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167. The Board of Directors and management hope that many of you will be able to attend in person.

At the meeting, you will be asked to consider and vote on the election of twelve (12) directors, a proposal to approve an amendment to the Company’s Amended and Restated 2002 Equity Participation Plan and to re-approve the performance based provisions of that plan, a proposal to approve an amendment to the Company’s 1999 Executive Bonus Plan and a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants. The Board of Directors has unanimously approved these proposals and recommends that you vote FOR each of them.

The Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

Sincerely,

NELSON PELTZ Chairman and Chief Executive Officer	PETER W. MAY President and Chief Operating Officer

TRIARC COMPANIES, INC.
NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Tuesday, June 5, 2007
12:00 Noon, Local Time

The 2007 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Tuesday, June 5, 2007, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York 10167, for the following purposes:

(1)	to elect twelve (12) directors to hold office as specified in the accompanying Proxy Statement;

(2)	to approve an amendment to the Company’s Amended and Restated 2002 Equity Participation Plan and to reapprove the performance based provisions of that plan;

(3)	to approve an amendment to the Company’s 1999 Executive Bonus Plan;

(4)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants; and

(5)	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company’s Class A Common Stock and holders of record of the Company’s Class B Common Stock, Series 1, in each case at the close of business on April 12, 2007. All such stockholders of record are invited to attend the Meeting. Admission to the Meeting will be by ticket only and packages and bags may be inspected and required to be checked in at the registration desk. You also will be required to present identification containing a photograph. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the proxy card and retain the top portion of your proxy card, which serves as your admission ticket. If you are a beneficial owner (your shares are held by a bank, broker or other holder of record) and you plan to attend the Meeting, the left side of your voting information form is your admission ticket. The Proxy Statement also includes information on how to obtain a ticket from the Company. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

By Order of the Board of Directors STUART I. ROSEN Secretary

April 30, 2007

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.

TRIARC COMPANIES, INC.
280 Park Avenue
New York, New York 10017
(212) 451-3000

PROXY STATEMENT

INTRODUCTION

General

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Triarc Companies, Inc. (the “Company” or “Triarc”) in connection with the 2007 Annual Meeting of Stockholders of the Company (the “Meeting”), to be held on Tuesday, June 5, 2007, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on April 30, 2007. The mailing address of the Company’s principal executive office is 280 Park Avenue, New York, New York 10017.

When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder’s directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the twelve (12) nominees for directors named below and FOR Proposals (2), (3) and (4). The Company does not have cumulative voting. Under the Company’s By-Laws (the “By-Laws”), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company at the address provided above.

Only holders of the Company’s Class A Common Stock, par value $.10 per share (the “Class A Common Stock”), and holders of the Company’s Class B Common Stock, Series 1, par value $.10 per share (the “Class B Common Stock”), at the close of business on April 12, 2007, their authorized representatives and guests of the Company will be able to attend the Meeting. For your comfort and security, admission to the Meeting will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the Meeting, please check the appropriate box on the enclosed proxy card. Your admission ticket can be detached from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the Meeting, your admission ticket is the left side of your voting information form. In addition, you can obtain an admission ticket in advance by writing to Investor Relations, Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017. Please be sure to enclose proof of ownership, such as a bank or brokerage account statement or a letter from the bank or broker verifying such ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Meeting.

Tickets may be issued to others at the discretion of the Company.

Voting Securities

All holders of record of the Company’s Class A Common Stock and/or Class B Common Stock at the close of business on April 12, 2007 are entitled to vote on all business transacted at the Meeting. At the close of business on April 12, 2007, the Company had 28,857,341 shares of Class A Common Stock and 63,755,575 shares of Class B Common Stock outstanding and entitled to vote at the Meeting. Each share of Class A Common Stock entitles the holder to one vote per share. Each share of Class B Common Stock entitles the holder to one-tenth of a vote per share. Accordingly, a total of 35,232,898.5 votes may be cast at the Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Broker “non-votes” and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Under the General Corporation Law of the State of Delaware (the “Delaware Law”), the state in which the Company is incorporated, the Company’s Certificate of Incorporation and the By-Laws, if a quorum is present at the Meeting, (i) directors are elected by a plurality vote, and (ii) the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposal (4). With respect to Proposal (2), applicable New York Stock Exchange rules require the affirmative vote of a majority of the votes cast on the proposal to approve the proposed amendment to the Amended and Restated 2002 Equity Participation Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal, and the Treasury Regulations under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Code”), require the affirmative vote of a majority of the votes cast on the proposal to reapprove the performance based provisions of the plan. With respect to Proposal (3), the Treasury Regulations under Section 162(m) require the affirmative vote of a majority of the votes cast on the issue to approve such proposal. Under the Delaware Law, an abstention is not deemed to be a “vote cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of directors (Proposal (1)) or issues requiring approval of a majority of the votes cast (Proposals (2) and (3)) and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are included in the tabulation of the voting results on Proposal (4) and have the effect of votes in opposition in such tabulations, while broker “non-votes” are not included in the tabulation of the voting results on such proposal and therefore do not have the effect of votes against in such tabulation.

The Company has been informed that the 10,736,315 shares of Class A Common Stock and the 13,988,053 shares of Class B Common Stock owned as of the record date by Nelson Peltz, Peter W. May, the Peltz Family Limited Partnership, the Leni and Peter May Family Foundation and two minor children of Mr. Peltz representing, in the aggregate, approximately 34.4% of votes entitled to be cast by the holders of Class A Common Stock and/or Class B Common Stock at the Meeting, will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the twelve (12) nominees for director named below and FOR Proposals (2), (3) and (4).

PROPOSAL 1.
ELECTION OF DIRECTORS

Nominees For Election

It is recommended that the twelve (12) nominees named below be elected as directors of the Company, with each director to hold office until the next annual meeting of the Company’s stockholders and until his successor is elected and qualified or until his prior death, resignation or removal. Eleven (11) of the twelve (12) nominees are presently serving as directors of the Company and were elected directors at the Company’s annual meeting of stockholders held on June 7, 2006 to serve until the next annual meeting of the Company’s stockholders and until such director’s successor is duly chosen and qualified or until his prior death, resignation or removal. Mr. Gregory H. Sachs, who was also elected as a director of the Company at such annual meeting of stockholders, has determined not to stand for reelection, but will continue to serve as a director of the Company until his successor is elected at the Meeting and qualified. The twelfth nominee, Mr. Smith, is currently the Chief Executive Officer of our subsidiary, Arby’s Restaurant Group, Inc. (“ARG”). Mr. Smith was recommended by our Chairman and Chief Executive Officer and other senior officers of the Company to fill the vacancy resulting from Mr. Sachs’ decision not to stand for reelection. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

Name of Director	Business Experience During Past Five Years, Age and Other Information
Nelson Peltz

Mr. Peltz has been a director and the Chairman and Chief Executive Officer of the Company since April 1993. Since then, he has also been a director or manager and officer of certain of the Company’s subsidiaries. Additionally, Mr. Peltz has been Chief Executive Officer and a founding partner of Trian Fund Management, L.P. (“Trian Fund Management”), a management company for various investment funds and accounts, since November 2005. From its formation in January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership (“Trian Group”), which provided investment banking and management services for entities controlled by Mr. Peltz and Mr. May. From 1983 to December 1988, he was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc. (“Triangle”), which, through wholly-owned subsidiaries, was, at that time, a manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz has also served as a director of H.J. Heinz Company since September 2006 and as a director of Deerfield Triarc Capital Corp. (“Deerfield Triarc”) since November 2004. Mr.

Name of Director	Business Experience During Past Five Years, Age and Other Information
Peltz is the father-in-law of Edward P. Garden, a director and Vice Chairman of the Company. Mr. Peltz is 64 years of age.
Peter W. May

Mr. May has been a director and the President and Chief Operating Officer of the Company since April 1993. Since then, he has also been a director or manager and officer of certain of the Company’s subsidiaries. Additionally, Mr. May has been President and a founding partner of Trian Fund Management since November 2005. From its formation in January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group. He was President and Chief Operating Officer and a director of Triangle from 1983 until December 1988. Mr. May has also served as a director of Encore Capital Group, Inc. since February 1998. Mr. May has served as a member of the Investment Committee of Deerfield Triarc since December 2004. Mr. May is 64 years of age.

Hugh L. Carey

Mr. Carey has been a director of the Company since June 1994. He was an Executive Vice President of W.R. Grace & Co. (“Grace”) from 1987 through December 1995. From 1993 to December 1995, he served Grace as director of its Government Relations Division, and from 1987 until 1993, he ran Grace’s office of environmental policy. Mr. Carey was the Governor of the State of New York from 1975 until 1983 and a member of Congress from 1960 until 1975. From 1991 until 1993, he was Chairman of the National Institute of Former Governors. Mr. Carey is also a director of China Trust Bank, and a partner of Harris Beach LLP, a law firm. Mr. Carey is 87 years of age.

Clive Chajet

Mr. Chajet has been a director of the Company since June 1994. He has been Chairman of Chajet Consultancy, L.L.C., a consulting firm specializing in identity and image management, since January 1997. Prior to that time, Mr. Chajet was Chairman of Lippincott & Margulies Inc., also a consulting firm specializing in identity and image management, from 1983 to January 1997. Mr. Chajet is 70 years of age.

Edward P. Garden

Mr. Garden has been a director and Vice Chairman of the Company since December 2004. Additionally, Mr. Garden has been Portfolio Manager and a founding partner of Trian Fund Management since November 2005. Prior to December 2004, Mr. Garden served as an Executive Vice President of Triarc since August 2003. From 1999 to 2003, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group. From 1994 to 1999, he was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior

Name of Director	Business Experience During Past Five Years, Age and Other Information

to that, Co-Head of Equity Capital Markets. Mr. Garden has served as a director of Chemtura Corporation since January 2007 and as a member of the Investment Committee of Deerfield Triarc since December 2004. Mr. Garden is the son-in-law of Nelson Peltz. Mr. Garden is 45 years of age.

Joseph A. Levato

Mr. Levato has been a director of the Company since June 1996. Mr. Levato served as Executive Vice President and Chief Financial Officer of Triarc and certain of its subsidiaries from April 1993 to August 1996. Prior to April 1993, he was Senior Vice President and Chief Financial Officer of Trian from January 1992 to April 1993. From 1984 to December 1988, he served as Senior Vice President and Chief Financial Officer of Triangle. Mr. Levato is 66 years of age.

David E. Schwab II

Mr. Schwab has been a director of the Company since October 1994. Mr. Schwab has been a Senior Counsel of Cowan, Liebowitz & Latman, P.C., a law firm, since January 1998. Prior to that time, he was a partner of Schwab Goldberg Price & Dannay, a law firm, for more than five years. Mr. Schwab also serves as Chair Emeritus of the Board of Trustees and Chair of the Executive Committee of Bard College. Mr. Schwab is 75 years of age.

Roland C. Smith

Mr. Smith has been the Chief Executive Officer of ARG since June 2006. Mr. Smith served as President and Chief Executive Officer of ARG from April 2006 to June 2006. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties from February 2003 to November 2005. Prior thereto, Mr. Smith served as President and Chief Executive Officer of AMF Bowling Worldwide, Inc. from April 1999 to January 2003. Mr. Smith served as President and Chief Executive Officer of ARG’s predecessor, Arby’s, Inc., from February 1997 to April 1999. Mr. Smith is 52 years of age.

Raymond S. Troubh

Mr. Troubh has been a director of the Company since June 1994. He has been a financial consultant since prior to 1989. Mr. Troubh is a director of Diamond Offshore Drilling, Inc., General American Investors Company, Gentiva Health Services, Inc. and Sun Times Media Group, Inc. Mr. Troubh is 80 years of age.

Gerald Tsai, Jr.

Mr. Tsai has been a director of the Company since October 1993. Mr. Tsai is a private investor. From February 1993 to October 1997, he was Chairman of the Board, President and Chief Executive Officer of Delta Life Corporation, a life insurance and annuity company with which Mr. Tsai became associated in 1992. Mr. Tsai also serves as Chairman of the Board of Sequa Corporation, and as a director of Zenith National Insurance

Name of Director	Business Experience During Past Five Years, Age and Other Information

Corporation, United Rentals, Inc. and Apollo Investment Corporation. He is an honorary trustee of Boston University, a trustee of NYU Hospitals Center and the New York University School of Medicine Foundation. Mr. Tsai is 78 years of age.

Russell V. Umphenour, Jr.

Mr. Umphenour has been a director of the Company since August 2005. Mr. Umphenour is a private investor. Mr. Umphenour served as Chief Executive Officer of the RTM Restaurant Group (“RTM”), which he founded in 1973, until RTM was acquired by the Company in July 2005. Mr. Umphenour is 62 years of age.

Jack G. Wasserman

Mr. Wasserman has been a director of the Company since March 2004. Mr. Wasserman has practiced law as a solo practitioner since September 2001. Prior to that time, he was a senior partner of Wasserman, Schneider, Babb & Reed (and its predecessors) from 1966 until September 2001. Mr. Wasserman serves as a director of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., National Energy Group, Inc. and Cadus Corporation. Mr. Wasserman is 70 years of age.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TWELVE (12) NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of Triarc, all of whom are U.S. citizens.

Name	Age	Positions
Nelson Peltz	64	Director; Chairman and Chief Executive Officer
Peter W. May	64	Director; President and Chief Operating Officer
Edward P. Garden	45	Director; Vice Chairman
Gregory H. Sachs	41	Director; Chairman and Chief Executive Officer of Deerfield & Company LLC and Deerfield Capital Management LLC
Roland C. Smith	52	Chief Executive Officer of ARG
Brian L. Schorr	48	Executive Vice President and General Counsel and Assistant Secretary
Francis T. McCarron	50	Executive Vice President and Chief Financial Officer
Greg Essner	45	Senior Vice President and Treasurer
Stuart I. Rosen	47	Senior Vice President and Associate General Counsel, and Secretary
Fred H. Schaefer	62	Senior Vice President and Chief Accounting Officer
Anne A. Tarbell	48	Senior Vice President—Corporate Communications and Investor Relations

Set forth below is certain additional information concerning the persons listed above (other than Messrs. Peltz, May, Garden and Smith, for whom such information has been provided under “Nominees for Election,” above).

Gregory H. Sachs has been a director of the Company since August 2004 and has served for more than five years as Chairman and Chief Executive Officer of each of Deerfield & Company LLC (“D&C”) and Deerfield Capital Management LLC (“Deerfield” and together with D&C, the “Deerfield Companies”), subsidiaries of the Company, which he founded in 1993. Prior to founding Deerfield, Mr. Sachs served as Vice President and Trading Manager of Harris Trust and Savings Bank’s Global Fixed Income Trading Division, the bank’s proprietary trading group. Before joining Harris Trust and Savings Bank, Mr. Sachs worked as a fixed income portfolio manager at Lotsoff Capital Management, a registered investment advisor in Chicago. Mr. Sachs has served as a director of Deerfield Triarc since November 2004. He also serves on the board of Chicago’s John G. Shedd Aquarium and the Children’s Memorial Foundation.

Brian L. Schorr has been Executive Vice President and General Counsel of Triarc and certain of its subsidiaries since June 1994. Since November 2005, Mr. Schorr has also served as a member of the investment team of Trian Fund Management. Prior to joining Triarc, Mr. Schorr was a partner of Paul, Weiss, Rifkind, Wharton & Garrison LLP, a law firm which he joined in 1982. That firm provides legal services to Triarc and its subsidiaries.

Francis T. McCarron has been Executive Vice President and Chief Financial Officer of Triarc since March 2005. Mr. McCarron has also served as a member of the investment team of Trian Fund Management since November 2005. Prior to March 2005, he was Senior Vice President and Chief Financial Officer of Triarc since June 30, 2001. From April 1993 to June 2001, he was Senior Vice President—Taxes of Triarc and certain of its subsidiaries. Mr. McCarron served as Vice President—Taxes of Trian from its formation in January 1989 to April 1993.

Greg Essner has been Senior Vice President and Treasurer of Triarc and certain of its subsidiaries since June 1, 2005. Mr. Essner has also served as Chief Financial Officer of Trian Fund Management since November 2005. From July 2001 to June 2005, Mr. Essner served as Vice President, Treasury Services and Financial Planning of Triarc. Prior thereto, Mr. Essner was Corporate Controller of Frontline Capital Group from January 2001 to June 2001.

Stuart I. Rosen has been Senior Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries since November 16, 2000. Mr. Rosen has also served as General Counsel of Trian Fund Management since November 2005. From August 1994 to November 2000 he served as Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries. Prior thereto, he was an associate with Paul, Weiss, Rifkind, Wharton & Garrison LLP since 1985.

Fred H. Schaefer has been Senior Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries since November 16, 2000. From April 1993 to November 2000 he served as Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries. Prior thereto, he was Vice President and Chief Accounting Officer of Trian from its formation in January 1989 to April 1993.

Anne A. Tarbell has been Senior Vice President—Corporate Communications and Investor Relations of Triarc, and Senior Vice President of certain of its subsidiaries, since May 1998. Ms. Tarbell has also served as part of the investor relations team of Trian Fund Management since November 2005. From June 1995 to April 1998, Ms. Tarbell was Vice President and Director—Investor Relations of ITT

Corporation and served as Assistant Director—Investor Relations of ITT Corporation from August 1991 to May 1995.

The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of the Company’s stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

CORPORATE GOVERNANCE

Independence of Directors

Under the New York Stock Exchange’s listing requirements, the Board of Directors must have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. Pursuant to the Company’s Corporate Governance Guidelines (the “Guidelines”), the Board is to determine whether each director satisfies the criteria for independence based on all of the relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no material relationship with the Company. In accordance with the Guidelines, the Board of Directors has adopted categorical standards (“Independence Standards”) to assist it in determining the independence of the Company’s directors. Pursuant to the Independence Standards, any relationship described below will be deemed to be material if:

•

the director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

•

the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company as an executive officer, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service);

•

the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same times serves or served on the compensation committee of that company’s board of directors;

•

the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured will be those of such other company’s last completed fiscal year. Also, the three year “look-back” period referred to above applies only to the financial relationship between the Company and the director’s or immediate family member’s current employer (i.e., former employment of the director or immediate family member need not be considered); or

•

the director, or an immediate family member of the director, is employed as an executive officer of a non-profit organization, foundation or university to which, within the last three years, the Company has made discretionary contributions (excluding for this purpose matching funds paid by the Company as a result of contributions by the Company directors and employees) that, in any fiscal year of such non-profit organization, foundation or university, exceeded the greater of $1.0 million or 2% of such entity’s consolidated gross revenues.

The foregoing clauses are to be interpreted by the Board of Directors taking into account any commentary or other guidance provided by the New York Stock Exchange with respect to Section 303A of the New York Stock Exchange Listed Company Manual.

The Independence Standards further provide that the relationship between the Company and an entity for which a director serves solely as a non-management director is not material. The Independence Standards also provide that employment as an interim Chairman or CEO or other executive officer will not disqualify a director from being considered independent following that employment. In addition, any other relationship not described above will not be deemed material unless (i) the director would have thereby a “direct or indirect material interest” within the meaning of Item 404(a) of Regulation S-K and the material terms of the relationship were materially more favorable than those that would be offered at the time and in comparable circumstances to persons unaffiliated with the Company or (ii) the Board of Directors, in exercising its judgment in light of all the facts and circumstances, determines that the relationship should be considered to be material and to affect the independence of the director in question. For purposes of the Independence Standards, the term “Company” includes any subsidiary in Triarc’s consolidated group.

In April 2007, the Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed the various commercial and charitable transactions and relationships identified through directors’ responses to annual questionnaires that they are required to complete, as well as data collected by management and presented to the Nominating and Corporate Governance Committee and to the Board of Directors related to transactions during the last three years between the Company and a director, immediate family member of a director or business or charitable affiliation of a director. As a result of this review, the Board of Directors determined that none of the identified transactions or relationships with Messrs. Carey, Chajet, Levato, Schwab, Troubh, Tsai and Wasserman was material and that each of such nominees is independent of the Company and its management. In making its independence determinations, the Board considered the following transactions that occurred during the last three years, each of which, as noted above, was deemed not to be material: for Mr. Chajet, contributions to two charities for which he or his spouse serves as a director; for Mr. Troubh, contributions to a charity for which his spouse serves as a director; for Mr. Tsai, payments to two entities affiliated with a university of which he serves as a trustee for health related services and training for Company employees, and the reimbursement of the Company by an affiliate of a company for which Mr. Tsai serves as a director for legal and other expenses incurred by the Company in connection with an unsuccessful joint bid for a potential acquisition; and for Mr. Wasserman, contributions to a charity for which he serves as a director.

Board Meetings and Certain Committees of the Board

Nine meetings of the full Board of Directors were held during the fiscal year ended December 31, 2006. Each incumbent director who served on the Board of Directors in 2006 and is a nominee for re- election, attended at least 75% or more of the meetings of the Board of Directors and its committees that he was eligible to attend in 2006. While we do not have a formal policy requiring them to do so, directors are expected to attend the Company’s annual meeting of stockholders. All persons then serving as directors, other than Mr. Sachs, attended the 2006 Annual Meeting of Stockholders.

The Company has standing audit, nominating and corporate governance and compensation committees whose current functions and members are described below. As noted above, the Board of Directors has determined that each of the current members of such committees is independent as required by the New York Stock Exchange listing requirements. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

Audit Committee. The Audit Committee is composed of Messrs. Joseph A. Levato (Chairman), David E. Schwab II, Raymond S. Troubh and Jack G. Wasserman. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of risk assessment and risk management policies; and (vi) the fulfillment of the other responsibilities set out in its charter. The Board of Directors has determined that each of the committee members are “financially literate” and at least one member, Mr. Levato, qualifies as an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. The Audit Committee met eleven times during 2006. The formal report of the Audit Committee with respect to fiscal year 2006 begins on page 51 herein.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Raymond S. Troubh (Chairman), Hugh L. Carey, David E. Schwab II and Gerald Tsai, Jr. This committee is charged with the responsibility of: (i) identifying individuals qualified to become members of the Board of Directors, consistent with any guidelines and criteria approved by the Board of Directors; (ii) considering and recommending director nominees for the Board to select in connection with each annual meeting of stockholders; (iii) considering and recommending nominees for election to fill any vacancies on the Board of Directors and to address related matters; (iv) developing and recommending to the Board of Directors corporate governance principles applicable to the Company; and (v) overseeing an annual evaluation of the Board of Directors’ and management’s performance.

The Nominating and Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Board of Directors has adopted general criteria for nomination to the Board of Directors, which, as part of the Guidelines, can be found on the Company’s website at www.triarc.com. The Board of Directors seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential candidates includes consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers suggestions from any source, including stockholders, regarding possible candidates for directors. Possible candidates who have been suggested by stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other possible candidates.

The Nominating and Corporate Governance Committee has adopted the following rules with respect to considering nominations by stockholders: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of (x) Class A Common Stock, (y) Class B Common Stock or (z) other classes of common stock or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating and Corporate Governance Committee at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted. The Nominating and Corporate Governance Committee met once during 2006.

Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Jack G. Wasserman. The Compensation Committee is charged with discharging the responsibility of the Board of Directors relating to compensation of the Company’s directors and executive officers, administering the Triarc Companies, Inc. Amended and Restated 1997 Equity Participation Plan (the “1997 Plan”), the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the “Deferral Plan”) and such other salary, compensation or incentive plans as the Compensation Committee is designated to administer, and related matters. The Compensation Committee met eleven times during 2006.

The Performance Compensation Subcommittee (the “Subcommittee” or the “Performance Committee”) is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet and Jack G. Wasserman. The Subcommittee was established in August 1997 to assume certain functions that were previously the responsibility of the Compensation Committee. The purpose of the Subcommittee is limited to administering the Company’s compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including the Triarc Companies, Inc. Amended and Restated 1993 Equity Participation Plan (the “1993 Plan”), the Amended and Restated 1998 Equity Participation Plan (the “1998 Plan”), the Amended and Restated 2002 Equity Participation Plan, as amended (the “2002 Plan”), the 1999 Executive Bonus Plan (the “1999 Executive Bonus Plan” or the “1999 Plan”), and such other salary, compensation or incentive plans as the Subcommittee is designated to administer, and related matters. The Subcommittee met ten times in 2006.

The processes and procedures that are employed in connection with the consideration and determination of the compensation of our executives are discussed in the section below entitled, “Corporate Governance Matters Activities of the Compensation Committee.”

Charters for the Audit Committee and the Nominating and Corporate Governance Committee, the joint charter for the Compensation Committee and Performance Committee, as well as the Guidelines and the Company’s Code of Business Conduct and Ethics (including code of ethics provisions that apply to the Company’s principal executive, financial and accounting officers) may be found under the

Investor Relations section of the Company’s website at www.triarc.com and are also available in print, free of charge, to any stockholder who requests them.

Special Committee. In May 2005, the Company announced that it was evaluating a potential corporate restructuring of the Company. In June 2005, the Board formed a Special Committee to evaluate potential “related party” matters that may arise in connection with the potential corporate restructuring. The Special Committee is composed of David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Raymond S. Troubh. The Special Committee met six times during 2006. See the “Compensation Discussion and Analysis” below for a description of the contractual settlements and other related agreements that have been reached with Messrs. Peltz and May in connection with the corporate restructuring of the Company.

Executive Sessions of the Board of Directors

The Board of Directors holds executive sessions whereby non-management directors meet in regularly scheduled sessions. The chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee rotate presiding over these sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, including amendments thereto, or written representations from certain reporting persons that no Form 5s were required for these persons, the Company believes that all its directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to 2006. However, during 2006 it was determined that Mr. Chajet had inadvertently failed to file on a timely basis with respect to a sale of stock by Mr. Chajet in 2005.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth the beneficial ownership as of April 12, 2007 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock and/or Class B Common Stock (constituting the only classes of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each of the Named Officers (as defined in the Introduction to Summary Compensation Table below) and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership				Percentage of Class Beneficially Owned		Percentage of Total Voting Power of Outstanding Class A and Class B Common Stock(1)
	Class A		Class B		Class A	Class B
Nelson Peltz	10,608,515		13,912,503		36.8%	21.8%	34.1%
280 Park Avenue	(2)(3)(4)		(2)(3)(4)
New York, NY 10017
Peter W. May	10,736,315		13,726,308		37.2%	21.5%	34.4%
280 Park Avenue	(2)(3)(4)		(2)(3)(4)
New York, NY 10017
RS Investment Management, L.P.	—	(5)	8,290,470	(5)	— (5)	13.0%	2.4%
388 Market Street, Suite 200
San Francisco, CA 94111
Wachovia Corporation	—	(6)	5,282,898	(6)	— (6)	8.3%	1.5%
One Wachovia Center
Charlotte, NC 28288-0137
Advisory Research, Inc.	4,538,216	(7)	—	(7)	15.7%	— (7)	12.9%
180 North Stetson Street
Suite 5500
Chicago, IL 60601
Cardinal Capital Management, LLC.	2,010,718	(8)	—	(8)	7.0%	— (8)	5.7%
One Greenwich Office Park
Greenwich, CT 06831
Keeley Asset Management Corp.	2,624,772	(9)	—	(9)	9.1%	— (9)	7.4%
401 South LaSalle Street
Chicago, IL 60605
Hugh L. Carey	42,469		84,938		*	*	*
Clive Chajet	38,825	(10)	79,600	(10)	*	*	*
Edward P. Garden	—		224,047	(11)	*	*	*
Joseph A. Levato	61,000		62,000		*	*	*
Gregory H. Sachs	—		—		*	*	*
David E. Schwab II	59,365		98,344		*	*	*
Raymond S. Troubh	51,000		102,000		*	*	*
Gerald Tsai, Jr.	29,018		58,036		*	*	*
Russell V. Umphenour, Jr.	9,563		3,631,418		*	5.7%	1.1%
Jack G. Wasserman	21,000		42,000		*	*	*
Roland C. Smith	—		140,000	(12)	*	*	*
Brian L. Schorr	207,955	(13)	673,925	(13)	*	1.1%	*
Francis T. McCarron	39,135		331,485	(14)	*	*	*
Directors and Executive Officers as a group (19 persons)	11,382,448		20,021,789		39.4%	31.4%	38.0%

*	Less than 1%

(1)	Based on total votes that may be cast at the meeting. Excludes vested stock options that are included in the reported beneficial ownership numbers. (See the table on page 16 below).

(2)

The Company is informed that: (i) Mr. Peltz has pledged 5,684,249 shares of Class A Common Stock and 6,234,889 shares of Class B Common Stock to a financial institution to secure loans made to him; and (ii) Mr. May has pledged 2,987,560 shares of Class A Common Stock and 2,965,213 shares of Class B Common Stock owned by him to a financial institution to secure loans made to him.

(3)

Includes (x) in the case of both Messrs. Peltz and May, (i) 23,550 shares of Class A Common Stock and 47,100 shares of Class B Common Stock owned by a family limited partnership of which Mr. Peltz is a general partner and (ii) 200 shares of Class A Common Stock and 400 shares of Class B Common Stock owned by two minor children of Mr. Peltz, (y) in the case of Mr. Peltz, 261,745 shares of Class B Common Stock owned by the Peltz Family Foundation and (z) in the case of Mr. May, 127,800 shares of Class A Common Stock and 75,550 shares of Class B Common Stock owned by the Leni and Peter May Family Foundation. Messrs. Peltz and May disclaim beneficial ownership of these shares. Also includes 49,719 restricted shares of Class A Common Stock and 66,666 restricted shares of Class B Common Stock that may be voted by Mr. Peltz, and 59,642 restricted shares of Class B Common Stock that may be voted by Mr. May. See the table entitled “Outstanding Equity Awards at Fiscal Year-End” below.

(4)

Prior to July 2004, certain shares of Class A Common Stock and Class B Common Stock were owned by DWG Acquisition Group, L.P. (“DWG Acquisition”), of which Messrs. Peltz and May were the sole partners. In July 2004, for personal estate planning purposes, DWG Acquisition was dissolved and the shares owned by DWG Acquisition were distributed to Messrs. Peltz and May. In connection with the dissolution of DWG Acquisition, Messrs. Peltz and May entered into a voting agreement, pursuant to which Messrs. Peltz and May agreed not to vote certain shares of Class A Common Stock or Class B Common stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. Peltz and May aggregates their respective ownership interests.

(5)

The information set forth herein with respect to RS Investment Management Co. LLC (“RS Investment Management”), RS Partners Fund (“RS Partners”), The Guardian Life Insurance Company of America (“Guardian Life”) and Guardian Investor Services (“Guardian Investor,” and, together with RS Investment Management, RS Partners, and Guardian Life, “RS”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2007. According to the Schedule 13G/A, RS Investment Management is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class B Common Stock. No individual client’s holdings other than the holdings of RS Partners, exceeds more than 5% of the outstanding Class B Common Stock. According to the Schedule 13G/A, Guardian Life is an insurance company and the parent company of Guardian Investor, a registered investment advisor, a registered broker-dealer and the parent of RS Investment Management. The Schedule 13G/A did not contain any information regarding beneficial ownership by RS of shares of Class A Common Stock.

(6)

The information set forth herein with respect to Wachovia Corporation (“Wachovia”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2007. According to the Schedule 13G/A, Wachovia filed the Schedule 13G/A on behalf of its subsidiaries, Evergreen Investment Management Company, an investment advisor for mutual funds and/or clients that beneficially own the shares of Class B Common Stock, and Wachovia Bank, N.A., which hold shares of Class B Common Stock in a fiduciary capacity for their clients. The Schedule 13G/A did not contain any information regarding beneficial ownership by Wachovia or its subsidiaries of shares of Class A Common Stock.

(7)

The information set forth herein with respect to Advisory Research, Inc. (“Advisory Research”) is based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 20, 2007. According to the Schedule 13G, Advisory Research, a registered investment advisor, has sole voting and dispositive power over 4,538,216 shares of Class A Common Stock. The Schedule 13G did not contain any information regarding beneficial ownership by Advisory Research of shares of Class B Common Stock.

(8)

The information set forth herein with respect to Cardinal Capital Management, LLC (“Cardinal Capital”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2007. According to the Schedule 13G/A, Cardinal Capital, a registered investment adviser, has sole voting power over 1,195,900 shares of Class A Common Stock and sole disposative power over 2,010,718 shares of Class A Common Stock. The Schedule 13G did not contain any information regarding beneficial ownership by Cardinal Capital of shares of Class B Common Stock.

(9)

The information set forth herein with respect to Keeley Asset Management Corp. (“Keeley Asset Management”), Kamco Performance Limited Partnership and Kamco Limited Partnership No. 1 (collectively, “Keeley”) is based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2007. According to the Schedule 13G/A, Keeley Asset Management has the sole voting power over 2,441,432 shares of Class A Common Stock and the sole dispositive power over 2,624,772 shares of Class A Common Stock. The Schedule 13G/A did not contain any information regarding beneficial ownership by Keeley of shares of Class B Common Stock.

(10)	Includes 1,300 shares of Class A Common Stock and 2,600 shares of Class B Common Stock owned by Mr. Chajet’s wife, as to which shares Mr. Chajet disclaims beneficial ownership.

(11)	Includes 39,762 restricted shares of Class B Common Stock that may be voted by Mr. Garden. See the table entitled “Outstanding Equity Awards at Fiscal Year-End” below.

(12)	Includes 66,667 restricted shares of Class B Common Stock that may be voted by Mr. Smith.

(13)

Includes 100 shares of Class A Common Stock and 400 shares of Class B Common Stock owned by minor children of Mr. Schorr, as to which shares Mr. Schorr disclaims beneficial ownership. Also includes 14,910 restricted shares of Class B Common Stock that may be voted by Mr. Schorr. See the table entitled “Outstanding Equity Awards at Fiscal Year-End” below.

(14)	Includes 14,248 restricted shares of Class B Common Stock that may be voted by Mr. McCarron. See the table entitled “Outstanding Equity Awards at Fiscal Year-End” below.

Except for the arrangements relating to the shares in footnote (2) to the beneficial ownership table, there are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

The above beneficial ownership table includes options to purchase shares of Class A Common Stock and Class B Common Stock that have vested or will vest within 60 days of April 12, 2007 by the following persons:

Name of Beneficial Owner	Number of Class A Common Shares Represented by Options	Number of Class B Common Shares Represented by Options
Nelson Peltz	0	0
Peter W. May	0	0
Hugh L. Carey	31,000	62,000
Clive Chajet	31,000	62,000
Edward P. Garden	0	0
Joseph A. Levato	31,000	62,000
Gregory H. Sachs	0	0
David E. Schwab II	31,000	62,000
Raymond S. Troubh	28,000	56,000
Gerald Tsai, Jr.	23,000	46,000
Russell V. Umphenour, Jr.	7,500	15,000
Jack G. Wasserman	21,000	42,000
Roland C. Smith	0	73,333
Brian L. Schorr	155,040	535,082
Francis T. McCarron	0	184,654
Directors and Executive Officers as a group (19 persons)	358,540	1,436,736

Corporate Governance Matters Activities of the Compensation Committee

Scope of Authority of the Compensation Committee

The Compensation Committee discharges the responsibility of the Board of Directors on compensation matters relating to the Company’s directors and executive officers.

It has responsibility for reviewing and approving the goals and objectives for compensating our Chief Executive Officer (our “CEO”) and for evaluating the performance of our CEO and determining and approving the compensation level of the CEO based on such evaluation. The Compensation Committee also has the authority to review and approve the overall compensation policy for the Company’s other executive officers, including the use of employment agreements, severance plans and arrangements, deferred compensation plans and other executive benefits and perquisites, incentive programs and equity based plans. The Compensation Committee also has the authority to review the “Compensation Discussion and Analysis” (which we will refer to as the “CD&A”) prepared by management and to determine whether to recommend to the Board that it be included in the Company’s annual report and proxy statement.

As noted above, a current copy of the Compensation Committee’s charter is available to stockholders at the Company’s website ( www.triarc.com).

The Compensation Committee also reviews and makes recommendations to our Board of Directors with respect to directors’ compensation and perquisites.

The Compensation Committee as a whole consists of four directors (Messrs. Schwab (Chairman), Chajet, Levato and Wasserman), all of whom the Board has determined are “independent” for purposes of the New York Stock Exchange rules.

The Compensation Committee has a subcommittee (the Performance Committee) that was established in August 1997 to assume certain functions that were previously the responsibility of the Compensation Committee, and whose purpose is to administer those Company compensation plans that are intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (which we will refer to as the “Code”). The members of the Performance Committee are Messrs. Schwab (Chairman), Chajet and Wasserman. Apart from matters within the responsibility of the Performance Committee, the Compensation Committee may not delegate its authority to any other persons.

The Compensation Committee and Performance Committee meet as needed. The meetings are chaired by the Chairman, and the Compensation Committee and Performance Committee, often in consultation with management, set their own meeting agendas. The Compensation Committee met 11 times in 2006, and the Performance Committee met 10 times in 2006.

Each year, with respect to its administration and implementation of the 1999 Executive Bonus Plan, as discussed further in the CD&A below, the Performance Committee determines those employees that are eligible to receive performance goal bonus awards under Part II of the plan, evaluates the achievement of the goals and objectives under such plan for the previously completed fiscal year and also establishes the financial goals and objectives for the current year. In addition, the Compensation Committee also considers recommendations from senior management as to discretionary bonuses for certain other Company executives who have not been designated as eligible to receive awards under the 1999 Executive Bonus Plan. This activity takes place in the first quarter of each year.

Throughout the year the Compensation Committee or Performance Committee (as the case may be) also takes under consideration various compensation related proposals from senior management and takes action with respect to its own initiatives and its responsibilities under various compensation and benefit plans. For example, in 2006 this included approving adjustments to outstanding options as a result of the Special Dividend (which is discussed below), recommending to the Board the approval of an amendment to the Amended and Restated 2002 Equity Participation Plan (involving the reduction of the number of shares of Class A Common Stock and a corresponding increase in the number of shares of Class B Common Stock available for grant), the review and approval of a severance agreement for Mr. McCarron, modifications relating to the exercise and tax withholding features of options and year-end tax planning to mitigate possible change of control payments to Messrs. Schorr and McCarron. The Compensation Committee also makes recommendations to the Board with respect to director compensation, works with senior management to formulate succession plans, and annually reviews and reassesses the adequacy of its charter, proposing changes as necessary to the Board for approval.

In connection with consideration by the Company of a possible corporate restructuring, the Compensation Committee (along with the Special Committee of the Board) has over time reviewed the existing employment arrangements of Messrs. Peltz and May. In April 2007, as it appeared that corporate restructuring efforts would lead to a definitive agreement for the sale by the Company of its asset management subsidiary (D&C) and the transition of the Company into a “pure play” restaurant company, the Compensation Committee (along with the Special Committee) undertook a further review of the options available to the Company regarding these employment arrangements in light of the advantages to the Company of ultimately consolidating its corporate and headquarters operations with its Arby’s operations in Atlanta. The Compensation Committee and Special Committee met together on numerous occasions regarding these matters and ultimately the Compensation Committee recommended and the Special Committee approved contractual settlements with Messrs. Peltz and May (which included negotiated contract settlement payments) providing for the termination of their employment agreements and their resignations as executive officers of the Company as of June 29, 2007. (See the CD&A below for a description of the arrangements reached with Messrs. Peltz and May).*

In the course of its activities, and where appropriate for purposes under Section 162(m) of the Code, the Performance Committee may act with respect to other particular tasks relating to performance based compensation for the Company’s executives.

Compensation Consultants and Outside Counsel

To help it fulfill its mission, the Compensation Committee periodically evaluates the competitiveness of our executive compensation programs, using information drawn from a variety of sources, including information supplied by consultants and its own experience in recruiting and retaining executives. The Compensation Committee has the authority to retain outside advisors and consultants in connection with its activities, and has the sole authority to approve any such advisors’ and consultants’ fees. Funding for such fees is provided by the Company at a level determined by the Compensation Committee.

In 2006 and 2007 the Compensation Committee continued to use the services of independent compensation consultants retained by it (Johnson Associates, Inc.) as needed and continued to retain

* As noted above, the Special Committee is comprised of Messrs. Schwab, Levato, Chajet and Troubh.

independent legal counsel. These outside service providers were considered to be independent by the Compensation Committee because the Compensation Committee was solely responsible for their hiring and firing and because in 2006 and 2007 they performed no other work for the Company.

Role of Executives in Compensation Decisions

The Company’s executives play a variety of roles in assisting the Compensation Committee on compensation matters. At the commencement of each fiscal year, the President and the Chief Financial Officer (our “CFO”) provide the Performance Committee with proposed goals and objectives for Part II of the 1999 Executive Bonus Plan and proposed participants eligible to receive performance goal bonus awards under Part II and, following the completion of the fiscal year, provide the Performance Committee with proposed bonuses calculated under the terms of the 1999 Executive Bonus Plan. Under the terms of Part II of the 1999 Executive Bonus Plan, the Compensation Committee may exercise negative discretion and determine to reduce any award made under Part II, notwithstanding the fulfillment of any or all of the performance goals. The Company’s CFO provides the Performance Committee with a certificate attesting to the satisfaction of various financial performance elements under the 1999 Executive Bonus Plan with respect to the recently completed fiscal year and the proposed compensation attributable to such performance. The Company’s senior management also proposes discretionary performance bonuses for other executives of the Company who do not participate in the 1999 Executive Bonus Plan.

The Compensation Committee may also take under consideration proposed forms of employment, severance or other compensatory arrangements with the Company’s executives. Upon invitation of the Compensation Committee, certain members of senior management and outside counsel to the Company attend portions of Compensation Committee and Performance Committee meetings which are not conducted in executive session. In 2006 and 2007, these members included the President, CFO, General Counsel, and Associate General Counsel. These officers and outside personnel assist the Compensation Committee and Performance Committee by presenting information regarding the Company’s financial and operating goals and actual performance, legal developments affecting the Compensation Committee’s duties and the Company’s compensation plans, and information and proposals regarding employee compensation and benefits.

As part of their review of the employment arrangements with Messrs. Peltz and May, the Special Committee and Compensation Committee, and their respective outside counsel, met with Messrs. Peltz and May and their outside counsel.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of four non-management directors (Messrs. Schwab, Chajet, Levato and Wasserman). From 1993 to 1996 Mr. Levato served as an officer of the Company. During fiscal 2006, directors Peltz and Sachs served on the Board of Directors of Deerfield Triarc Capital Corp. and directors Peltz, May and Garden are principals and founding partners of Trian Fund Management, L.P. (the “Management Company”).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with our management, and has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

The Compensation Committee David E. Schwab II, Chairman Clive Chajet Joseph A. Levato Jack G. Wasserman

COMPENSATION DISCUSSION & ANALYSIS

Overview

2006 was a year of growth and opportunity for the Company as it continued to consolidate and grow the Arby’s® restaurant system. In connection with the Company’s corporate restructuring, and in addition to the Company’s regular quarterly cash dividends, the Company in 2006 also declared special extraordinary cash dividends on our outstanding common stock, totaling $0.45 per share (which we will refer to collectively as the “Special Dividend”).

In April 2007 the Company’ restructuring efforts culminated in a definitive agreement to sell its controlling interest in D&C. In conjunction with the D&C disposition, and in connection with the transition of the Company to a “pure play” restaurant business, the Company also entered into contractual settlements with Messrs. Peltz and May providing for the termination of their employment agreements and their resignations as executive officers of the Company (effective June 29, 2007), which the Company believes is consistent with the objective of ultimately consolidating the Company’s corporate operations and headquarters in Atlanta with its Arby’s operations and transferring senior executive responsibilities to the ARG team in Atlanta.

There were a number of compensation-related developments affecting the Company and its executives in 2006:

•

As a result of the achievement of financial performance targets for fiscal 2006 under the shareholder approved 1999 Executive Bonus Plan (i) higher cash bonuses were paid to the two eligible named executive officers (Messrs. Peltz and May) under the bonus pool formulas provided for in Part I of such plan (which we will refer to as “Formula Bonus Awards”) and (ii) with respect to Performance Goal Awards under Part II of such plan, Messrs. Schorr and McCarron received higher cash bonuses. In the case of Messrs. Schorr and McCarron, the Company only paid a portion of the Part II bonus determination with the balance borne by the Management Company (either by reimbursement to the Company or by payment to the executives). As a result of the exercise by the Performance Committee of its negative discretion under Part II of the plan, and based on its review of time allocated by Messrs. Peltz, May and Garden between the Company and Management Company, these executives received lower bonus payments under Part II of the plan than in the previous year.

•	In connection with its review of compensation levels and existing compensation components for senior management with respect to 2006, and after taking into account the contemplated corporate restructuring, the Performance Committee determined not to make any annual grant of equity awards (options or restricted stock) to the named executive officers.

•

As a result of the Special Dividend, the Compensation Committee and Performance Committee, under the terms of the Company’s equity plans, approved a reduction in the exercise price of outstanding options.

•	The Compensation Committee approved a severance/retention agreement with the Company’s CFO, Mr. McCarron.

•

The Compensation Committee and Performance Committee modified the terms of the Company’s equity plans (and outstanding options issued under such plans) to provide for “net exercise” and tax withholding features, which allow for the payment of the exercise price and withholding taxes (at the statutory minimum rate) through the net reduction of shares issuable upon the exercise of options.

•

In connection with the Company’s outstanding equity participation plans with respect to D&C and Jurlique, the Compensation Committee implemented certain technical corrective amendments so that the interests held by plan participants would not be adversely impacted by unintended accounting charges.

•

In order to increase the availability of equity incentive grants (and to reduce dilution to existing stockholders) the Performance Committee recommended to the Board that the Amended and Restated 2002 Equity Participation Plan (which we will refer to as the “2002 Plan”) be amended to reduce the number of shares of Class A Common Stock available for grant by 3,000,000 and to increase the number of shares of Class B Common Stock available for grant by the same amount, a proposal that was subsequently approved by the Company’s stockholders at the 2006 Annual Meeting.

•

In connection with year-end tax planning measures, the Company entered into agreements with Messrs. Schorr and McCarron that were designed to mitigate the Company’s exposure to indemnification (gross-up) payments associated with a restructuring and its potential loss of tax deductions with respect to certain payments and benefits that could become due to these executives upon a change in control of the Company.

•

In connection with the provision by certain executives of the Company of services to the Management Company, which provides investment management services to a series of equity investment funds (which we will refer to as the “Funds”), the Management Company reimbursed the Company or paid an allocable percentage of such executives’ base salaries. Also, in the case of the Part II bonus payable to Messrs. Schorr and McCarron, the Management Company bore a portion of such bonus, either through reimbursement to the Company or by payment to the executive, based on the time allocation of each executives between time spent on Company matters and time spent during the year on matters relating to the Management Company.

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At the end of 2006, the Compensation Committee approved the payment of cash bonuses of up to $15,400 to each of those senior executives (and other employees) considered “highly compensated employees” as defined under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to reflect the equivalent of matching and profit sharing payments made by the Company to participants under the Company’s qualified 401(k) plan (in which, as of January 1, 2006, such senior executives and other employees were no longer eligible to participate).

In April, 2007, as corporate restructuring efforts led to a definitive agreement for the sale by the Company of D&C and in furtherance of the Company’s corporate restructuring and the transition of the Company into a “pure play” restaurant company, the Company entered into contractual settlements with Messrs. Peltz and May providing for the termination of their employment agreements and their resignations as executive officers of the Company, effective June 29, 2007, which services would have otherwise extended until April 30, 2012 (without any further extension), and also entered into a transition services agreement with the Management Company to provide strategic transition services–through Messrs. Peltz, May and other employees who will work for the Management Company. These arrangements resulted from the desirability of ultimately consolidating the Company’s corporate and headquarters in Atlanta with its Arby’s operations and transferring senior executive responsibilities to the ARG executive team in Atlanta, which will, in turn, eliminate the need for maintaining a New York City headquarters. The terms of the contract settlement agreements with Messrs Peltz and May, and the services agreement with the Management Company are discussed below.

A discussion regarding the Company’s compensation programs, as well as compensation activity undertaken in 2006 and the compensation paid to the Company’s executive officers in and with respect to 2006, follows.

Objectives of Compensation Philosophy

Throughout 2006, the Company’s overall compensation programs for its executives (which we will refer to as the “Executive Compensation Program”) were designed to achieve the Company’s business objectives, such as attracting and retaining experienced and talented senior executives in a highly competitive market and rewarding the Company’s senior executives for achieving financial and business objectives with a particular emphasis on building the value of the Company. The Company provides its executive officers with a total compensation package that—at expected levels of performance and consistent with an executive’s area of responsibility—is generally intended to be highly competitive with compensation opportunities that might otherwise be available to executives of similar experience and standing in the financial community and sufficient to continue to motivate its executives consistent with prior compensation opportunities and performance.

These general objectives are implemented in the context of the Company’s unique operations and history. For more than a decade, the Company has consistently undergone change, beginning as a diverse group of consumer, manufacturing and distribution businesses to its position as a leading specialty beverage group to its current status as a leading quick service restaurant company (as the owner and franchisor of Arby’s) and the controlling owner of D&C, a leading alternative asset manager. Its senior executive team of Messrs. Peltz and May have a long history of successful collaboration and acquiring and growing businesses and over the years have acquired a significant equity ownership interest in the Company. For purposes of developing and implementing its Executive Compensation Program, the Company has historically functioned both in the manner of an acquisition vehicle/private equity firm involved in the acquisition and growth of undervalued businesses, and as a manager of companies in diverse business sectors (such as the Arby’s restaurant operations and D&C’s asset management operations). For example, as of December 31, 2006, D&C had $13.2 billion of assets under management and the Company (and its subsidiaries) had cash, cash equivalents, restricted cash equivalents, receivables from sales of investments other than investments held in deferred compensation trusts and investments, net of liabilities related to investments of $327 million, in addition to the revenue and operating income generated by the Arby’s restaurant operations and D&C. As a result, there is no pre- established group of comparable companies that provide useful comparisons for benchmarking or assessing compensation awards or programs.

(With respect to compensation objectives in 2007 and future years, given the announced sale of D&C in April 2007, and the transformation of the Company to a “pure play” restaurant company, we anticipate that we will be reviewing our compensation strategy and objectives and, to the extent deemed advisable by the Compensation Committee, modifying them accordingly).

Elements of the Company’s Executive Compensation Program

The Company has established three primary components of executive compensation to satisfy its compensation objectives: base salary, annual performance-based bonus awards, including cash bonuses under the 1999 Executive Bonus Plan, and long-term equity compensation under the Company’s equity plans. The Compensation Committee and Performance Committee have been provided with information from their outside compensation consultant regarding market practices and relied on their own compensation philosophies in allocating compensation among these three key components. The Company’s policies with respect to these components are discussed below.

Base Salary

The Company’s base salary program is intended to provide base salary levels that are not subject to performance related risk and that are competitive, in the judgment of management, to the external market for executive talent and reflect an executive’s ongoing performance. Base salaries are periodically adjusted based on the executive’s performance, the Company’s overall financial performance and expected salary increases in the market for executive talent. Base salaries for each of the executive officers named in the Summary Compensation Table (other than Messrs. Garden and McCarron) are provided for in their respective employment agreements and have continued without change in 2006, except that Mr. May waived his right to receive $250,000 of his annual base salary in 2006 and Mr. McCarron’s base salary was increased to $575,000 in 2006 to bring his base salary to a level commensurate with other members of the senior executive team holding comparable positions.

Annual Performance-Based Bonus Awards

Annual incentive cash bonuses under the stockholder approved 1999 Executive Bonus Plan are designed to reward and motivate our senior executives over a one-year time frame based on the achievement of financial and business objectives that increase the value and prospects of the Company. While the expected value of an executive’s total compensation package is set at a highly competitive level, each executive officer’s pay package places a significant portion of total compensation at risk, and the actual value of the package may exceed or fall below such competitive compensation levels, both annually and over time. For example, annual incentive cash bonuses earned with respect to the Company’s 2006 fiscal year (without giving effect to any allocation to or payments by the Management Company) ranged from approximately 76% to 89% of the direct cash compensation paid to the named executive officers.

For fiscal 2006, the Company’s Chairman and Chief Executive Officer and President and Chief Operating Officer (Messrs. Peltz and May) participated in Part I of the Bonus Plan, and these two executives, plus four other senior executives (Messrs. Garden, McCarron, Schorr and another senior executive) participated in Part II of the 1999 Executive Bonus Plan.

Under Part I of the 1999 Executive Bonus Plan, Messrs. Peltz and May have been designated as eligible to receive formulaic bonuses which have remained in effect since the adoption of the Plan in

1999, consisting of an “Applicable Percentage” (66.667% in the case of Mr. Peltz and 33.333% in the case of Mr. May) of an “Annual Bonus” component and an “Improvement Bonus” component. The Annual Bonus component is a fixed percentage of an annual bonus pool the size of which is based on the Company’s consolidated adjusted cash flow (“Adjusted EBITDA”) and capital charges for the designated year under the terms of the Plan, (the result of combining Adjusted EBITDA and capital charges is designated “Economic Profit”). The Improvement Bonus is a fixed percentage of an additional bonus pool based on the improvement in Economic Profit from the last year in which an Improvement Bonus was paid (effectively establishing an “improvement” threshold based on historical performance before additional Improvement Bonuses can be paid). EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Amounts earned under Part I are not subject to negative discretion or reduction on the part of the Performance Committee. Additionally, Messrs. Peltz and May are entitled, under their employment agreements, to receive an annual bonus at least equal to the Part I Formula Bonus Award for which they are eligible.

Under Part II of the 1999 Executive Bonus Plan, eligible executives are designated each year by the Performance Committee to receive an annual Performance Goal Bonus Award that is tied to the achievement of various “Performance Goals” (i.e., objective quantifiable measures for the Company or its operating units). Under the terms of the 1999 Executive Bonus Plan, individual performance and individual contributions are not recognized as separate compensable elements, and participants are eligible for bonus compensation based only on Company results. Each year, the Performance Committee is responsible for establishing the Performance Goals in a timely manner and may exercise negative discretion with respect to the payment of all or a portion of any Performance Goal Bonus Award even if all Performance Goals have been achieved. Such negative discretion was exercised with respect to the Part II bonuses payable with respect to 2006 and the two preceding fiscal years (2005 and 2004) for all named executive officers receiving such bonuses. Under the terms of the 1999 Executive Bonus Plan no payment under Part II of the Plan to any participant may exceed $5 million.

Performance Goals for 2006 included the following target criteria:

•	Adjusted EBITDA margin for ARG and D&C operations

•	Adjusted earnings per share

•	Increase in the Company’s common stock price

•	The successful completion of acquisitions, dispositions, financings and other significant corporate transactions

•	Total return on the Company’s investment portfolio

•	Net investment income

•	Net realized capital gains

These goals were chosen for a variety of reasons: goals tied to operations and earnings per share (e.g., adjusted EBITDA margin and adjusted earnings per share) were selected to encourage senior management to focus on profitability and operational efficiencies in connection with the consolidation of Arby’s existing company owned stores with those acquired from RTM in 2005 and the expansion of the asset management operations of D&C; investment related goals (e.g., total return, net investment income and net realized gains) were selected to maximize senior management’s stewardship of the considerable liquid assets and investments maintained by the Company; stock price appreciation was selected to help align management’s incentive opportunities with increase in direct shareholder value; and transactional goals (e.g. dispositions, acquisitions, etc.) were selected to reward and motivate management in connection with strategic and financial challenges and opportunities that might arise during the fiscal year.

Performance Goal Bonus Awards may result in payment if actual results satisfy or exceed designated performance goals. The size of the payment is expressed as a percentage of the participants’ average base salary, with payments generally ranging from between 50% of base salary per target criteria (if minimum performance goals are achieved) to 100% of base salary per target criteria (if target levels are achieved) to 125% of base salary per target criteria (if target levels are exceeded), though in some cases the percentage of base salary tied to a specific criteria may be higher depending on the executive and the target criteria in question.

At the time that the Performance Goals are established for any fiscal year the compensation that would be payable if the goals were to be achieved is intended to be “qualified performance based compensation” under Section 162(m) of the Code, in that the goals that are selected are substantially uncertain of being achieved at the time they are established and there can be no guaranty that all or any one of the performance goals will be satisfied based on actual fiscal year results.

With respect to Part II payments under the 1999 Executive Bonus Plan, the Company has in the past met minimum or target levels for certain performance goals, such as Adjusted EBITDA margin for ARG and D&C operations, has met or exceeded target levels for other target criteria, such as total return on the Company’s investments, increase in common stock price and net investment income, and, during years in which there has been transactional activity, satisfied goals relating to criteria such as acquisitions or dispositions.

With respect to Part I payments under the 1999 Executive Bonus Plan, while the actual amount of the Annual Bonus Pool will vary each year depending on operating results, in the past there have been Part I bonuses of varying sizes paid to Messrs. Peltz and May based on the Annual Bonus Pool component. The portion of the Part I bonuses tied to the Improvement Bonus Pool, however, has only been paid to Messrs. Peltz and May with respect to 1999, 2001, 2005 and 2006 results. (As a result of the contractual settlements reached with Messrs. Peltz and May there are no active participants in Part I of the 1999 Executive Bonus Plan for 2007; and it cannot now be determined whether in future years there will be any additional participants in Part I of the plan).

In connection with the administration of the 1999 Executive Bonus Plan, our CFO provides the Performance Committee with a certificate regarding the computation of the various components of the Part I and Part II bonus awards and the Company’s outside accountants confirm the amount of the bonus awards to the underlying financial statement detail and assess the reasonableness of any adjustments made in accordance with the 1999 Executive Bonus Plan.

The Compensation Committee reviews annual bonus payments to executives who do not participate in the 1999 Executive Bonus Plan. These bonuses are based on the recommendations of senior management and are intended to recognize individual efforts that have contributed to the success and growth of the business. Historically the Compensation Committee has generally followed the recommendation of senior management with respect to these discretionary bonuses.

Long-term Incentive Compensation

2002 Plan

The Company provides officers and key employees of the Company and its principal business units with incentives linked to longer-term business unit and corporate performance through the 2002 Plan,

which provides for the grant of options to purchase shares of Company stock and the award of restricted stock, restricted stock units and/or stock appreciation rights of the Company. The Compensation Committee believes equity ownership among executives aligns management’s interests with those of stockholders and provides long-term incentives for the Company’s officers. Given the significant equity interests held by the Chairman and Chief Executive Officer and the President and Chief Operating Officer in the Company, and the equity interests held by other named executive officers and senior executive officers of the Company, the Company has not deemed it necessary to date to adopt equity ownership guidelines.

Apart from limited option grants made to Messrs. Schorr and McCarron in 2006 in connection with year-end tax planning matters, and the grant of options in connection with the hiring of the new Chief Executive Officer of ARG, there were no grants in 2006 of any options, restricted stock, restricted stock units or stock appreciation rights to any executive officer of the Company. In 2006, Messrs. Peltz and May exercised all of their outstanding options, which has increased their direct ownership interest of the Company through their holding of Class A and Class B Common Stock.

As to the timing of equity grants generally, newly hired executives are granted options or equity effective as of the later of their first date of employment and the date of approval by the Compensation Committee. In past years when there have been annual grants, they have generally been made either near the end of the fourth quarter or during the first quarter of the fiscal year. Since there were no annual option or equity grants made with respect to fiscal 2006 performance to the named executive officers of the Company, and there has not been any determination made with respect to such grants to named executive officers for 2007 performance, the timing of future equity and/or option grants cannot now be determined. It is anticipated that option grants will be made to designated ARG officers and employees in 2007.

As authorized by the Board of Directors, in November 2002, the Performance Committee, in the case of the 1993 Plan, the 1998 Plan and the 2002 Plan, and the Compensation Committee, in the case of the 1997 Plan, adopted procedures to implement a deferral arrangement which permits the senior officers of the Company to defer receipt of shares issuable upon the exercise of their stock options. There are no executive officers of the Company currently participating in this deferral plan.

D&C and Jurlique Equity Participation Plans.

In 2005, the Compensation Committee unanimously approved certain equity arrangements pursuant to which the Company’s management was authorized to subscribe for Class B Units representing equity interests in Triarc Deerfield Holdings, LLC (which we will refer to as “Triarc Deerfield Holdco”), the Company’s subsidiary that holds its interest in D&C, and Jurl Holdings, LLC (which we will refer to as “Jurl Holdco”), the Company’s subsidiary that holds its interest in Jurlique International Pty Ltd. (which we will refer to as “Jurlique”). Consistent with its Executive Compensation Program, these plans were implemented to provide certain members of senior management with a private equity type participation with respect to the profits and appreciation of the underlying businesses, with the objective of motivating and rewarding management for identifying, acquiring and managing new business opportunities and retaining management by subjecting the interests to a vesting schedule and repurchase obligation should the executive terminate employment.

The Class B units entitle such holder to participate in the appreciation of the Company’s ownership interests in D&C and Jurlique, respectively. Under these arrangements, members of the Company’s senior management have acquired interests representing up to an aggregate 15% “profits interest,”

subject to an 8% preferred return in favor of the Company, three year vesting and a holdback of certain amounts otherwise due participants in the event that there are any losses with respect to the investment and, under certain circumstances, a repayment (or “clawback”) obligation that requires the participant to pay back to the Company distributions made in previous years, and that, due to investment results, may ultimately be determined to be in excess of the distributions allocable to the participant’s interest. There are also various buyback and redemption obligations (“puts” and “calls”) on the interest in the event that a participant’s employment ceases. The Compensation Committee believes that these plans are consistent with the aspects of the Company’s operations that are comparable to private equity or investment banking operations, which would customarily include similar forms of compensation. In March, 2007, pro rata distributions by Triarc Deerfield Holdco were made to holders of the Class B units. As part of the contractual settlements with Messrs. Peltz and May, the unvested portion of the Class B Units subscribed for by Messrs. Peltz and May will vest on June 29, 2007.

Other Benefits and Perquisites

Consistent with our Executive Compensation Program, and to enable the Company to attract and retain superior executives for key positions, our executives are provided with certain benefits and perquisites. For example, our executive officers are entitled to participate in the various benefits made available to our employees, such as our 401(k) plan (although “highly compensated employees” (for IRS purposes) have not been eligible to participate in the 401(k) plan since January 1, 2006), group health plans, vacation and sick leave, life insurance and short-term and long-term disability benefits, and all of the officers are covered by our directors and officers liability insurance and indemnification agreements. Senior executive officers (as well as certain employees at various levels) are also provided with cellular phones, PDAs, and laptops that are intended primarily for business use.

During 2006, under their employment agreements, Messrs. Peltz and May were entitled to use of the corporate aircraft and under the Company’s security program they are required to use, and members of their respective families are encouraged to use, corporate aircraft for personal and business travel. Each of Mr. Peltz and Mr. May have waived a portion of their 2006 bonuses equal to the Company’s incremental cost of their personal non-commuting use of the aircraft in 2006. Mr. Garden has also been provided with use of Company aircraft.

During 2006, under their employment agreements, Messrs. Peltz and May were also entitled to certain other security measures under the Company’s security program to better protect them and enable them to devote their time and attention to the affairs of the Company. Their employment agreements also provide for a driver and automobile provided at the Company’s cost (and reimbursement for expenses incurred in operating and maintaining such vehicle) and reimbursement for tax and financial planning expenses (up to an annual cap of $40,000 for each of Messrs. Peltz and May).

Mr. Garden, Mr. Schorr and Mr. McCarron are also reimbursed up to $25,000, $7,500 and $7,500, respectively, for tax and financial planning expenses. During 2006, the Company continued to maintain accommodations at a New York City hotel for the use of members of the senior executive team of the Company and its subsidiaries in connection with business matters (including executives from ARG and D&C traveling to New York City for business). The Compensation Committee believes that maintenance of the accommodations has been appropriate and addressed the legitimate business needs of its senior executives. The cost of all personal overnight use of such accommodations by the named executive officers who used the accommodations in 2006 was reimbursed by such officers. As a result of the sale of D&C and the consolidation of its corporate operations and headquarters in Atlanta, the Company expects to enter into an agreement with the Management Company to have the Management Company assume the lease obligations relating to the accommodations commencing as of June 29, 2007. For purposes of disclosure, personal use of the corporate aircraft is considered to be a perquisite and the incremental cost of any covered executive’s use of the corporate aircraft has been included in reported compensation to the extent that the executive has not reimbursed the Company for such use (i.e., incremental cost associated with commuting use of Company aircraft for Messrs. Peltz, May and non-commuting use by Mr. Garden, is included in reported compensation).

Allocation of Compensation Costs to the Management Company

During fiscal 2006, Messrs Peltz, May and Garden (the “Principals”) and certain other senior officers of the Company (including Messrs. Schorr and McCarron) provided services to the Management Company, and, in the course of doing so, estimated time spent on Company and Management Company matters in order to permit an allocation of the Company’s cost of compensation based on relative time spent on the Company and Management Company matters. In the case of the allocation of base salaries, the time was allocated monthly and each quarter the Management Company paid the Company for its proportionate share of the requisite base salary that had been paid by the Company to its executives for the preceding three-month period. In the case of incentive compensation (other than the Part I bonus awards payable to Messrs. Peltz and May), the actual percentage of time spent on Management Company matters by the Principals (and others) was determined at year-end, based on a year-end review of time allocation. In the case of the Principals, the Performance Committee exercised its negative discretion under the terms of Part II of the 1999 Executive Bonus Plan, after taking into account time spent by the executive on matters involving the Management Company, and the amount of the Part II bonuses paid by the Company to Messrs. Peltz, May and Garden was $650,000, $172,500, $1,445,000, respectively. In the cases of Messrs. Schorr and McCarron, their Part II bonus determination under the 1999 Executive Bonus Plan was paid to them on a pro rata basis by the Management Company and the Company, based on the amount of time they had spent on Company and Management Company matters. After taking into account the payments made by the Management Company to these two executives, the remaining portion of the bonus paid by the Company to Messrs. Schorr and McCarron was $1,188,000 and $1,674,000, respectively.

The Company believes that the allocation of compensation expenses to the Management Company, based on the proportion of overall time spent on matters involving the Funds, has represented a reasonable approach. The Special Committee has reviewed and considered these arrangements and allocations, with the Compensation Committee and the Performance Committee, as applicable, approving the amounts of the incentive compensation paid by the Company to other senior officers.

The Company has benefited from the activities of the Management Company, both as a result of its investment of $ 75,000,000 in an account managed by the Management Company and the return to date on such investment, and, through the end of 2007, the absence of management fee and incentive fee charges on such investment. Commencing January 1, 2008 the Company has agreed to pay to the Management Company the standard management fee and incentive fee charges paid by any unaffiliated third party investors with a similarly sized investment.

2006 and 2007 Activities and Compensation Developments

Material compensation related activities in 2006 and 2007 to date have included the following:

Action With Respect to 2006 Fiscal Performance

In March 2007, the Performance Committee approved the payment to Messrs. Peltz and May of bonus amounts payable under Part I of the 1999 Executive Bonus Plan in respect of 2006 performance in the amount of $10,070,000 and $5,036,000, respectively. Of that amount $4,989,000 and $2,495,000 constituted payments of the Annual Bonus component to Messrs. Peltz and May, respectively. An additional $5,081,000 and $2,541,000 constituted payments of the Improvement Bonus component to Messrs. Peltz and May, respectively.

In March 2007, the Compensation Committee also approved payments in respect of 2006 performance to Messrs. Peltz, May, Garden, Schorr, McCarron, and another executive under Part II of the 1999 Executive Bonus Plan. In that regard, the Committee exercised negative discretion and reduced amounts payable to Messrs. Peltz, May, Garden, Schorr and McCarron from $5,000,000, $5,000,000, $3,162,500, $3,162,500 and $2,990,625 to $650,000, $172,500, $1,445,000, $1,800,000 and $1,800,000, respectively. As discussed above, after accounting for a portion of the Part II bonus amounts payable to Messrs. Schorr and McCarron and borne by the Management Company, the Company paid them $1,188,000 and $1,674,000, respectively

Acting upon the recommendation of management, the Compensation Committee approved the payment of approximately $3.9 million in discretionary bonuses to nine officers of the Company not covered under the 1999 Executive Bonus Plan. Of that amount, approximately $1.8 was paid by Triarc and approximately $2.1 million was paid by the Management Company.

Allocation of Compensation Costs to the Management Company

For fiscal 2006, approximately 36% of the aggregate base salaries for senior officers of the Company (other than Messrs. Peltz, May and Garden) providing services to the Management Company were allocated to and reimbursed to the Company from the Management Company. In the case of Messrs. Peltz, May and Garden, 35%, 31% and 65% of their respective base salaries was allocated to and reimbursed to the Company by the Management Company. In the case of bonus compensation payable to senior executives (other than Messrs. Peltz, May and Garden) approximately 37% of the aggregate bonus compensation was allocated to and borne by the Management Company. No portion of the Part I bonus payable to Messrs. Peltz and May under the 1999 Executive Bonus Plan by the Company (as provided for under their employment agreements with the Company) was paid for or reimbursed by the Management Company, as the calculation was formulaic. A portion of the Part II bonus payments payable to Messrs. Schorr and McCarron was borne by the Management Company (as described above).

McCarron Severance Agreement

In fiscal 2006, the Compensation Committee approved a severance agreement for Mr. McCarron, the terms of which are described in “Certain Employment Arrangements with Executive Officers—Francis T. McCarron” below.

Year-end Tax Planning Measures Involving Messrs. Schorr and McCarron

In fiscal 2006, Messrs Schorr and McCarron agreed to exercise certain vested options as part of tax planning measures undertaken by the Company to mitigate against existing tax gross up obligations to them that could be triggered in the event that a future transaction resulted in “excess parachute payments” under Sections 280G and 4999 of the Code. In that event, the Company would have an obligation under the employment agreement with Mr. Schorr to provide him with a gross-up for his excise tax exposure and have an obligation under its severance agreement with Mr. McCarron to provide him with a gross up for his excise tax exposure up to $1.0 million of excise tax.

In connection with reaching an agreement with Messrs. Schorr and McCarron, the Performance Committee granted them additional stock options to cover the exercise price and tax withholding associated with their voluntary option exercise and Messrs Schorr and McCarron agreed that if the grant of these additional stock options would cause them to be subject to golden parachute excise taxes Mr. Schorr would agree to forfeit up to $187,500 and Mr. McCarron would agree to forfeit up to $250,000, to the extent such forfeiture would prevent the imposition of golden parachute taxes (and provided that in any case the amount that could be forfeited would be limited to the amount of the parachute payment attributable to the grant of the additional options). The additional options granted to Messrs. Schorr and McCarron will expire on the same dates and under the same circumstances as the corresponding exercised options. In consideration of Mr. McCarron’s agreement to the foregoing, the Committee agreed to consider (and in January 2007 subsequently approved) increasing the reimbursement provisions of his severance agreement to cover up to $1.5 million of excise tax.

Action With Respect to 2007 Performance Goals

In March 2007, the Performance Committee also established the Performance Goals for fiscal 2007 under Part II of the Plan for certain of our senior officers, including Messrs. Peltz, May, Garden, Schorr and McCarron. Performance Goals for 2007 generally covered the same categories as in Fiscal 2006 (adjusted earnings per share, adjusted EBITDA margin for ARG and D&C, successful completion of acquisitions, dispositions and financings, possible sale or deconsolidation of D&C, increases in our stock price, net realized capital gains, total return on investment and net investment income). Bonus opportunities with respect to each criterion range from 50% of average base salary to 100% of average base salary at target to up to 125% of average base salary for above target performance and in the case of acquisition and disposition activity (including the sale or deconsolidation of D&C) higher bonus opportunities for Messrs. Garden, Schorr and McCarron The recommendations of management with respect to the establishment and weighting of the Performance Goals were accepted by the Performance Committee. As a result of the contractual settlements entered into with Messrs. Peltz and May, the provisions of the 1999 Executive Bonus Plan are not applicable to Messrs. Peltz and May for 2007 and future years.

In March 2007, the Performance Committee approved an amendment to the Plan (as well as the Company’s 2002 Equity Participation Plan), which is being submitted to stockholders for approval at the 2007 Annual Meeting (Proposals (2) and (3) in this Proxy Statement), to provide for an additional performance goal based on the achievement of “Modified EBITDA.” It is anticipated that this new performance goal would apply to the bonus opportunity of the Chief Executive Officer of ARG, who was hired in April 2006. As proposed, “Modified EBITDA” is defined as consolidated net earnings before interest, tax, depreciation and amortization expenses, and further adjusted to exclude the impact of financing costs associated with capital leases (as opposed to operating leases) entered into in connection with new stores opened under ARG’s annual operating plan.

Action With Respect to Termination of Messrs. Peltz’ and May’s Employment Agreements

In connection with consideration by the Company of a possible corporate restructuring, the Compensation Committee and Special Committee have over time reviewed the existing employment arrangements of Messrs. Peltz and May. In April 2007, as it appeared that corporate restructuring efforts would lead to a definitive agreement for the sale by the Company of D&C and the transition of the Company into a “pure play” restaurant company, the Compensation Committee and Special Committee undertook a further review of the options available to the Company regarding these employment arrangements and the advantages to the Company of ultimately consolidating its corporate and headquarters operations with its Arby’s operations in Atlanta. The Compensation Committee and Special Committee met together on numerous occasions regarding these matters and ultimately the Compensation Committee recommended and the Special Committee approved contractual settlements with Messrs. Peltz and May (which included negotiated contractual settlement payments) providing for the termination of their employment agreements and their resignations as executive officers of the Company as of June 29, 2007. Their employment agreements would otherwise have expired on April 30, 2012 (had they not otherwise been extended). After June 29, 2007, they will continue as directors of the Company, with it being anticipated that Mr. Peltz will serve as non-executive Chairman and Mr. May will serve as non-executive Vice-Chairman, respectively. The Company decided to enter into contractual settlements with Messrs. Peltz and May due to the desirability of ultimately consolidating the Company’s corporate operations and headquarters in Atlanta with its Arby’s operations and relying upon the skills and experience of the senior executive team of Atlanta based ARG.

The steps taken by the Company in connection with the contractual settlements with Messrs. Peltz and May included the following:

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A joint review by the Special Committee and Compensation Committee (with the assistance of the independent compensation consultant to the Compensation Committee and outside counsel to each of the Special Committee and Compensation Committee) of (i) the compensation and other expenses that would be incurred in connection with continued operations of the New York City headquarters through the end of the current term of the Peltz and May agreements (April, 2012)(assuming no further extension) and (ii) the rights and obligations of the Company and the executives under their existing employment agreements for the remainder of the current term. Specifically, the independent compensation consultant projected that the contractual settlement of the obligations of the Company under these employment agreements, in conjunction with the consolidation of the Company’s corporate and headquarters operations with its Arby’s operations in Atlanta, would result in significant annual corporate savings and concluded that the contractual settlement represented a reasonable alternative, based on the economics, that was fair to the Company.

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Entering into contractual settlement agreements with Messrs. Peltz and May, which were recommended by the Compensation Committee and approved by the Special Committee, providing for the termination of their employment agreements and their resignations as executive officers as of June 29, 2007, in return for payments of $50,213,753 and $25,106,877 to Messrs. Peltz and May, respectively, subject to applicable taxes and withholding. These payments are 25% less than the cash payments estimated to be owed to each of these executives under their employment agreements if their employment had been terminated as of June 29, 2007 by the Company. The Company has agreed to fund these payment obligations in separate rabbi trusts for the benefit of Messrs. Peltz and May and the payment of amounts in the trust will be made to the executives after six months following their June 29, 2007 separation of employment from the

Company. At the time of the termination of their employment, and in connection with their contractual settlements, their outstanding unvested restricted stock in the Company and their unvested Class B Units of Triarc Deerfield Holdco and Jurl Holdco will also vest in full. Under the terms of these contractual settlement agreements, Mr. Peltz and May are not entitled to receive any further compensation, bonus, perquisites or other payments (other than payment of accrued and vested amounts in an existing deferred bonus account).

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Entering into a transition services agreement with the Management Company, which was approved by the Special Committee, which provides that the Management Company and its employees and affiliates (including Messrs. Peltz and May and others) will provide the Company and ARG with a range of consultation and advice in connection with mergers and acquisitions, capital markets transactions, investment banking, accounting, legal, tax, finance, investor relations and corporate communications, corporate development and other professional and strategic services, in each case as needed by the Company or ARG. Under the terms of the agreement, the Company will pay a quarterly service fee of $3 million per quarter for the first year of services and $1.75 million per quarter for the second year of services. At the end of the second year, a review will be conducted to determine if any further services are required.

•

Agreeing to pay to the Management Company, effective January 1, 2008, the standard management fee and incentive fee charges paid by any unaffiliated third party investors with a similarly sized investment and not to withdraw the funds in its managed account prior to December 31, 2010.

The Compensation Committee has recommended, and the Special Committee approved, these arrangements based on their belief that the business prospects and future of the Company as a “pure play” restaurant operation are best served by ultimately consolidating the Company’s operations and headquarters in Atlanta with its Arby’s operations and relying upon the ARG senior executive team; that the costs associated with the contractual settlements with Messrs. Peltz and May represent a significant discount of the amounts that would have otherwise been payable under their agreements in connection with the termination of such agreements; and, that the Company will benefit from significant annual savings as a result.

Other Material Considerations

Potential Payments Upon Termination or Change-in-Control

As described above, the Company has reached a contractual settlement with Messrs. Peltz and May with respect to the termination of their employment agreements. The actual payments to be made to them are set forth above. Nonetheless, in accordance with applicable SEC regulations, this section of the CD&A provides information regarding estimated payments that would be made to each named executive officer upon a theoretical termination or change-in-control that occurred on December 31, 2006. (Reference is made to the discussion below of the employment agreements for Messrs. Peltz, May and Schorr and the severance agreement for Mr. McCarron for a discussion of the post-termination obligations applicable to these executives with respect to non-competition, non-solicitation and confidentiality.)

Under these agreements, generally upon a termination of employment for any reason, including for cause by the Company or a resignation by an officer without good reason, the officer will be entitled to receive base salary through his termination date, accrued vacation pay, any deferred compensation payable in accordance with the applicable plans, reimbursement of expenses incurred but not paid and any other benefits that the officer is eligible to receive under any of our plans or programs (collectively, these benefits are referred to as the “accrued obligations”).

Additional benefits are payable under the employment agreements covering Messrs. Peltz, May and Schorr, and under the severance agreement for Mr. McCarron, following a termination of their employment without cause or by the executives for “good reason” or as a result of their death or disability. The nature of those benefits is described below in the section entitled “Certain Employment Arrangements with Executive Officers.” As a general matter, under the employment agreements for Messrs. Peltz and May, there is a “single trigger” for a change of control to constitute a “good reason” termination. In the case of Mr. Schorr a “change of control” includes neither Mr. Peltz nor Mr. May being Chairman and CEO and Mr. May President and COO. In the case of Mr. McCarron, grounds also exist for his “good reason” termination in the event that, in the absence of a change of control, neither Mr. Peltz or Mr. May are either CEO or COO of the Company, coupled with a material reduction in his bonus compensation, or in the event that his place of employment ceases to be New York City or his duties are materially diminished.

As to the quantitative nature of these payments, assuming that the triggering event took place on the last business day of the Company’s 2006 fiscal year (and that the price per share of the Company’s stock was the closing price on that date), the Company estimates (based on the additional assumptions discussed below) that Messrs. Peltz, May, Schorr and McCarron would be entitled to receive the following payments and benefits from the Company:

•

Peltz - (i) lump sum payment under his employment agreement of $71,136,667, (ii) accelerated vesting of restricted stock awards of $5,083,937, (iii) health and welfare coverage valued at approximately $152,864, (iv) payment for the D&C profits interests of $5.1 million and (v) for a period of five years following a change of control use of offices and secretarial support and other assistance with an aggregate value of approximately $2,782,683. (Please see the “Nonqualified Deferred Compensation” table below for amounts in the deferred bonus account for Mr. Peltz under the Deferral Plan and that would be payable upon a “separation from service” as defined in the Deferral Plan).

•

May - (i) lump sum payment under his employment agreement of $ 37,651,000, (ii) accelerated vesting of restricted stock awards of $2,520,444, (iii) health and welfare coverage valued at approximately $127,344, (iv) payment for the D&C profits interests of $1.875 million and (v) for a period of five years following a change of control use of offices and secretarial support and other assistance with an aggregate value of $1,109,915. (Please see the “Nonqualified Deferred Compensation” table below for amounts in the deferred bonus account for Mr. May under the Deferral Plan and that would be payable upon a “separation from service” as defined in the Deferral Plan).

•

Schorr-(i) lump sum payment under his employment agreement of $7,737,500, (ii) accelerated vesting of restricted stock awards of $630,111, (iii) health and welfare coverage valued at approximately $97,736, (iv) life insurance premium costs of $11,808 and (v) payment for the D&C profits interests of $1,350,000.

•

McCarron- (i) lump sum payment under his employment agreement of $7,737,500, (ii) accelerated vesting of restricted stock awards of $602,114, (iii) health and welfare coverage valued at approximately $80,085, and (iv) payment for the D&C profits interest of $1,050,000.

The foregoing amounts are based on a number of assumptions and estimates: that any change of control of the Company will also involve the sale of 100% of the Company’s interests in D&C and

Jurlique and that the sale of D&C will occur at a hypothetical sales price of approximately $300 million; that the Company is not aware of any circumstances that would support a determination that its investment in Jurlique has appreciated in value since the original acquisition; that all restricted stock awards and D&C profits interests are fully vested: that health and welfare plan coverage can be maintained at a cost comparable to the costs incurred by the Company as of the end of the last fiscal year; that the employment term for Messrs. Peltz and May continues through April 30, 2012, and that the employment term for Mr. Schorr continues through February 24, 2010; that the pro rata bonus portion of any contractual severance amount is based on the full 2006 bonus; that secretarial costs during the five year post-termination period would continue at the same level and cost and that post-termination office accommodation costs during the five year post-separation period would be $350,000 for Mr. Peltz and $350,000 for Mr. May, and finally, that none of the payments provided for above will result in any additional “golden parachute” excises taxes that would require the Company to make additional “gross-up” payments to the named executive officers, as is required under the terms of the employment agreements for Messrs. Peltz, May and Schorr and in the case of Mr. McCarron, his severance agreement with respect to up to $1.5 million in “golden parachute” taxes. The Company believes that in the case of Messrs. Peltz and May, as a result of compensation they recognized in fiscal 2005 and 2006, and in the case of Messrs. Schorr and McCarron, as a result of certain tax planning measures that were undertaken in fiscal 2006, reasonable steps have been taken to eliminate the need for the Company to make any such gross-up payments in connection with any change of control in 2007 and thereafter, although there can be no assurances that that is the case.

Impact of Accounting, Tax and Legal Considerations

With respect to taxes, Section 162(m) of the Code imposes a $1.0 million limit on the deduction that the Company may claim in any tax year with respect to compensation paid to each of the named executive officers. Accordingly, the Performance Committee monitors which executive officers may qualify as named executive officers in order to maximize the amount of that compensation paid to these officers that will be deductible under Section 162(m).

Certain types of performance-based compensation are exempted from the $1.0 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock, and certain formula driven compensation that meets the requirements of Section 162(m) (such as the provisions of the 1999 Executive Bonus Plan). The Performance Committee seeks to structure performance-based and equity compensation for the named executive officers in a manner that complies with Section 162(m) in order to provide for the deductibility of such compensation. In 2006, all compensation paid to named executive officers was deductible for purposes of Section 162(m) other than $415,400 in the case of Mr. Peltz (that portion of the base salary payable to Mr. Peltz in excess of $1.0 million and a cash payment of $15,400 in lieu of Company contributions to his 401(k) account). As a result of the contractual settlement with Messrs. Peltz and May reached in April, 2007 and their termination of employment as of June 29, 2007, they will not be covered employees and payments to them in 2007 will not be subject to Section 162(m).

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to the Company’s employees because Section 409A requires that “nonqualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. The Company’s existing deferred compensation plans are operated in accordance with Section 409A.

Introduction to Summary Compensation Table

The Summary Compensation Table sets forth salary of, cash bonus awards, deferred compensation awards as well as non-cash awards granted under the 2002 Plan and the 1999 Executive Bonus Plan with respect to the fiscal year ended December 31, 2006 to Triarc’s Chairman and Chief Executive Officer, Executive Vice President and Chief Financial Officer and three other executive officers of Triarc who constituted Triarc’s most highly compensated executive officers during fiscal 2006 (the “Named Officers”). Additional information with respect to the compensation arrangements for the Chairman and Chief Executive Officer and other Named Officers is set forth below under “Certain Employment Arrangements with Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Comp. Earnings($)	All Other Compensation ($)		Total($)
Nelson Peltz	2006	1,400,000		15,400	(2)	3,046,933	(3)	0		10,720,000	(5)	0	1,313,054	(6)	16,495,387
(Chairman and CEO)
Francis T. McCarron	2006	543,750	(1)	15,400	(2)	458,622	(3)	1,002,774	(4)	1,800,000	(5)	0	51,169	(7)	3,871,715
(Executive VP and CFO)
Peter W. May	2006	950,000	(1)	15,400	(2)	1,361,997	(3)	0		5,208,500	(5)	0	451,689	(8)	7,987,586
(President and COO)
Edward P. Garden	2006	575,000		8,800	(2)	1,586,663	(3)	51,236	(4)	1,445,000	(5)	0	213,867	(9)	3,880,566
(Vice Chairman)
Brian L. Schorr	2006	575,000		15,400	(2)	538,100	(3)	755,573	(4)	1,800,000	(5)	0	61,481	(10)	3,745,554
(Executive VP and GC)

(1)	In April, 2006, Mr. McCarron’s annual base salary was increased to $575,000. Mr. May waived the right to receive $250,000 of his annual base salary of $1,200,000 during fiscal 2006.

(2)

The reported amount represents a cash payment made by the Company to the Named Officer in lieu of contributions that would have been made by the Company to the Named Officer’s account in the Company’s 401(k) plan had such Named Officer been eligible to participate in such plan in 2006.

(3)

Represents the expense recorded by the Company in 2006 with respect to the award of restricted stock of the Company made to, and the Class B Units of Triarc Deerfield Holdings LLC and Jurl Holdings LLC subscribed for by, such Named Officer in 2005, rather than an amount paid to or realized by the Named Officer. See Note (17) Share-Based Compensation to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”) for the assumptions made in determining FAS 123(R) values.

(4)

Represents the expense recorded by the Company in 2006 with respect to an award of stock options to Messrs. Schorr and McCarron in 2006 and awards to Mr. Garden prior to 2006, rather than an amount paid to or realized by Messrs. Schorr, McCarron or Garden. See Note (17) Share-Based Compensation to the Company’s consolidated financial statements set forth in the Form 10-K for the assumptions made in determining FAS 123(R) values.

(5)

Trian Fund Management, L.P. paid the following Named Officers or reimbursed the Company for the following portions of the reported non-equity incentive plan compensation: Mr. McCarron—$126,000; and Mr. Schorr—$612,000. The reported non-equity incentive plan compensation paid to the Named Officers by Triarc was paid pursuant to the 1999 Executive Bonus Plan. The Compensation Committee, in exercising its negative discretion with respect to, and in determining the total amount of, the Performance Goal Bonus Awards to be paid to Messrs. Peltz, McCarron, May, Garden and Schorr, took into account, among other things, the amount of each such Named Officer’s time spent on matters relating to Trian Fund Management, L.P. and, in the case of Messrs. McCarron and Schorr, the agreement by Trian Fund Management, L.P. to either pay the Named Officer directly or reimburse the Company for an allocated portion of the approved compensation awards (see “Compensation Discussion and Analysis” above and “Certain Relationships and Related Person Transactions” below).

(6)

Includes (i) $214,619 for unreimbursed personal use of corporate aircraft, (ii) $675,000 for security measures, (iii) $312,474 for dividends (and interest thereon) with respect to the 2005 restricted stock award referred to in note (3) above, and (iv) automobile and other transportation services, financial advisory services and personal use of Company-owned sports tickets.

(7)

Includes (i) $39,419 for dividends (and interest thereon) with respect to the 2005 restricted stock award referred to in note (3) above and (ii) financial advisory services and personal use of Company- owned sports tickets.

(8)

Includes (i) $73,529 for unreimbursed personal use of corporate aircraft, (ii) $113,258 for automobile and other transportation services, (iii) $40,000 for financial advisory services, (iv) $52,416 for security measures, (v) $165,006 for dividends (and interest thereon) with respect to the 2005 restricted stock award referred to in note (3) above and (vi) personal use of Company-owned sports tickets.

(9)

Includes (i) $78,010 for unreimbursed personal use of corporate aircraft, (ii) $25,000 for financial advisory services, (iii) $110,004 for dividends (and interest thereon) with respect to the 2005 restricted stock award referred to in note (3) above and (iv) transportation services.

(10)

Includes (i) $41,252 for dividends (and interest thereon) with respect to the 2005 restricted stock award referred to in note (3) above and (ii) financial advisory services, security measures, life insurance costs and personal use of Company-owned sports tickets.

The following table provides information concerning the annual performance bonus and long term incentive awards made to each of the Named Officers in 2006. There can be no assurance that the Grant Date Fair Value of a stock option award will ever be realized.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nelson Peltz	N/A	Formula	(1)	(1)	N/A	N/A	N/A	0	0	N/A	N/A
		Bonus
		Award(1)
		Performance	(2)	Performance
		Goal Bonus		Goal Bonus
		Award(2)		Award–$5
				million
Francis T. McCarron	12/21/06	(2)	(2)	5,000,000	N/A	N/A	N/A	0	184,654	19.55	1,002,774
									(Class B)
Peter W. May	N/A	Formula	(1)	(1)	N/A	N/A	N/A	0	0	N/A	N/A
		Bonus
		Award(1)
		Performance	(2)	Performance
		Goal Bonus		Goal Bonus
		Award(2)		Award–$5
				million
Edward P. Garden	N/A	(2)	(2)	5,000,000	N/A	N/A	N/A	0	0	N/A	N/A
Brian L. Schorr	12/21/06	(2)	(2)	5,000,000	N/A	N/A	N/A	0	83,931	21.45	755,573
									(Class A)	(Class A)
									167,864	19.55
									(Class B)	(Class B)

(1)

Under the 1999 Executive Bonus Plan, and their respective employment agreements, Messrs. Peltz and May were eligible for Formula Bonus Awards for Fiscal 2006, which entitled the participants to (i) an “Annual Bonus” equal to their respective percentage (66.667% for Mr. Peltz and 33.333% for Mr. May) of the “Annual Bonus Pool,” with such bonus pool equal to 3% of the “Economic Profit” for the applicable plan year (as adjusted) and (ii) an “Improvement Bonus,” equal to their respective percentage (66.667% for Mr. Peltz and 33.333% for Mr. May) of the “Improvement Bonus Pool” for the applicable plan year, with such bonus pool equal to 15% of the improvement in “Economic Profit” for such plan year over the prior year. Under the terms of the 1999 Executive Bonus Plan, there are no threshold, target or maximum amounts applicable to the attainment of either the Annual Bonus or Improvement Bonus, and the amount of any such bonus paid under the plan will depend on the “Economic Profit” as determined for such year. For a more detailed description of the manner in which “Economic Profit” was calculated for purposes of the Annual Bonus and Improvement Bonus for fiscal 2006, see the discussion of the 1999 Executive Bonus Plan in the “Compensation Discussion & Analysis” above.

(2)

Under the 1999 Executive Bonus Plan, the Named Officers were eligible for a “Performance Goal Bonus Award” for fiscal 2006, which entitled the participants to a bonus payment based on the extent to which various performance goals were achieved. For fiscal 2006, the Compensation Committee established ten (10) performance targets for the Named Officers and established the weighting of these multiple performance targets by setting various percentage levels of achievement that would qualify the participant for bonus payments equal to varying amounts of base salary. For substantially all performance targets the range of base salary payable as a bonus if such target was met ran from 0% to 125% depending on the extent to which performance targets were attained.

Under the terms of the 1999 Executive Bonus Plan, the maximum annual payment that can be made with respect to a Performance Goal Bonus Award for any plan year is $5.0 million per participant. The Performance Committee also has negative discretion to reduce any payments associated with a Performance Goal Bonus Award. For more information regarding the 2006 performance targets, see the “Compensation Discussion and Analysis” above.

The following table provides information concerning the unexercised stock options and unvested restricted stock awards for each Named Officer as of the end of fiscal 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nelson Peltz	0	0	0	N/A	N/A	49,719	1,080,891	(4)	(4)
						(Class A)(3)	(Class A)
						66,666	1,333,320
						(Class B)(3)	(Class B)
Francis T. McCarron	184,654	0	0	19.5500	2/15/15	14,248	284,960	(4)	(4)
	(Class B)(1)					(Class B)(3)
Peter W. May	0	0	0	N/A	N/A	59,642	1,192,840	(4)	(4)
						(Class B)(3)
Edward P. Garden	0	0	0	N/A	N/A	39,762	795,240	(4)	(4)
						(Class B)(3)
Brian L. Schorr	16,109	0	0	24.0875	12/14/10	14,910	298,200	(4)	(4)
	(Package)(1)(2)					(Class B)(3)
	25,000			23.2500	12/06/11
	(Package)(1)(2)
	30,000			25.5800	12/18/12
	(Package)(1)(2)
	20,646			21.4500	12/22/09
	(Class A)(1)
	33,367			21.4500	12/12/07
	(Class A)(1)
	9,524			21.4500	12/14/10
	(Class A)(1)
	20,394			21.4500	3/15/09
	(Class A)(1)
	225,000			14.6400	2/15/15
	(Class B)(1)
	41,292			19.5500	12/22/09
	(Class B)(1)
	66,734			19.5500	12/12/07
	(Class B)(1)
	19,048			19.5500	12/14/10
	(Class B)(1)
	40,790			19.5500	3/15/09
	(Class B)(1)

(1)	All such options have vested.

(2)	Each package option entitles the holder to receive one share of Class A Common Stock and two shares of Class B Common Stock, Series 1, upon exercise of the option.

(3)

One third of the original grant of restricted shares vested on each of March 14, 2006 and March 14, 2007 as the closing price of the Class B Common Stock on those dates was greater than $14.09 and $15.09, respectively. The restricted shares reported in this chart (the “Third Tranche Shares”), will vest on March 14, 2008 if the closing price of the Class B Common Stock is $16.09 or greater. A proportionate amount of Third Tranche Shares will vest if the closing price of the Class B Common Stock on March 14, 2008 is between $12.09 and $16.09. Any restricted shares that did not vest on March 14, 2008 will vest on March 14, 2010 if the closing price of the Class B Common Stock is $18.50 or greater. Any such restricted shares that do not vest on March 14, 2010 will be forfeited. As discussed in the Compensation Discussion and Analysis above, as part of the contractual settlements with Messrs. Peltz and May, the Third Tranche Shares held by Messrs. Peltz and May will vest on June 29, 2007.

(4)

On November 10, 2005, the Compensation Committee unanimously approved certain equity arrangements pursuant to which the Company’s management, including Messrs. Peltz, May, Garden, Schorr and McCarron (the “Executive Recipients”), was authorized to subscribe for Class B Units representing equity interests in Triarc Deerfield Holdings, LLC (“Triarc Deerfield Holdco”), the Company’s holding company for D&C, and Jurl Holdings, LLC (“Jurl Holdco”), the Company’s holding company for Jurlique International Pty Ltd. (“Jurlique”). The Class B Units entitle such holder to participate in the appreciation of the Company’s ownership interests in D&C and Jurlique, respectively. Subject to certain limitations, the Executive Recipients will be entitled to share in the following percentages of the net income and investment gain generated by D&C or Jurlique (subject to a return of the Company’s invested capital and a preferred return): (A) Deerfield: Peltz—5.1%, May—1.875%; Garden—4.65%; Schorr–1.35%; and McCarron—1.05%; and (B) Jurlique: Peltz—6.75%; May—2.55%; Garden—2.25%; Schorr–1.35%; and McCarron—1.05%. The profits interest portion of the Class B Units is subject to a three- year vesting schedule, with one-third having vested on each of February 15, 2006 and February 15, 2007 and one-third vesting on February 15, 2008. Vesting will be accelerated to 100% upon the occurrence of certain restructuring events or a change of control of Triarc. For a description of the Class B Units, see “Certain Employment Arrangements with Executive Officers—Equity Arrangements” below. As discussed in the Compensation Discussion and Analysis above, as part of the contractual settlements with Messrs. Peltz and May, the unvested portion of the Class B Units subscribed for by Messrs. Peltz and May will vest on June 29, 2007.

The following table provides information concerning the exercises of stock options during 2006 by each of the Named Officers and the vesting of restricted stock awards previously made to each of the Named Officers.

OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nelson Peltz	1,688,199 (Class A)	53,459,374	49,718 (Class A)	1,994,986
	5,176,398 (Class B)		66,667 (Class B)
Francis T. McCarron	115,000 (Class A)	5,243,538	14,248 (Class B)	237,229
	445,000 (Class B)
Peter W. May	1,076,145 (Class A)	37,217,381	59,642 (Class B)	993,039
	3,052,290 (Class B)
Edward P. Garden	750,000 (Class B)	3,981,000	39,761 (Class B)	662,021
Brian L. Schorr	130,557 (Class A)	5,408,346	14,911 (Class B)	248,268
	261,114 (Class B)

The following table provides information with respect to executive contributions, earnings and account balances at December 31, 2006 for the Named Officers in the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the “Deferral Plan”). For more information regarding the Deferral Plan, see “Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. below.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Nelson Peltz	0	0	1,146,930	(1)	0	23,786,503	(1)
Francis T. McCarron	0	0	0		0	0
Peter W. May	0	0	573,038	(1)	0	11,892,788	(1)
Edward P. Garden	0	0	0		0	0
Brian L. Schorr	0	0	0		0	0

(1)

Represents earnings on the bookkeeping accounts established for Messrs. Peltz and May pursuant to the Deferral Plan. For a description of the Deferral Plan, see “Deferral Plan for Senior Executive Officers of Triarc Companies, Inc.” below.

Compensation of Directors

Each non-management director of the Company receives an annual retainer of $30,000 for serving on the Board. In addition, each non-management director of the Company receives $1,500 for each meeting of the Board or of a committee (or subcommittee) of the Board that such director attends. Under the 2002 Plan, each non-management director may elect to have all or a portion of the annual retainer and these meeting attendance fees paid in shares of Class A Common Stock and/or Class B Common Stock rather than in cash. See “Executive Compensation—Certain Employment Arrangements with Executive Officers” below for certain information relating to compensation of the Company’s management directors.

In addition, pursuant to the 2002 Plan, each director of the Company who is not also an employee of the Company or any subsidiary receives options to purchase an aggregate of 15,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock on the date of such director’s initial election or appointment to the Board of Directors. On the date of each subsequent annual meeting of stockholders of the Company at which a director is reelected, such director receives options to purchase 4,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock.

The chart below summarizes the compensation paid to the Company’s non-employee directors during fiscal 2006.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hugh L. Carey	43,500	0		47,339(1	)(2)	0	0	0	90,839
Clive Chajet	70,500	0		47,339(1	)(2)	0	0	0	117,839
Joseph A. Levato	84,000	0		47,339(1	)(2)	0	0	0	131,339
David E. Schwab II	55,533	30,000	(3)	47,339(1	)(2)	0	0	0	132,872
Raymond S. Troubh	69,000	0		47,339(1	)(2)	0	0	0	116,339
Gerald Tsai, Jr.	45,000	0		47,339(1	)(2)	0	0	0	92,339
Russell V. Umphenour, Jr.	15,214	13,286	(4)	122,694(1	)(2)	0	0	0	151,194
Jack G. Wasserman	75,000	0		53,823(1	)(2)	0	0	0	128,823

(1)

Represents the expense recorded by the Company in 2006 with respect to the issuance to such director of options to acquire 4,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock, Series 1, upon such director’s reelection as a director at the Company’s 2006 Annual Meeting of Stockholders and, in the case of Messrs. Umphenour and Wasserman, the options to acquire 15,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock, Series 1, issued to them upon their initial elections to the Board of Directors in 2004 and 2005, respectively, rather than an amount paid to or realized by such director. The grant date fair value of the options issued to each of the directors in June 2006 to acquire (i) 4,000 shares of Class A Common Stock was $19,128 and (ii) 8,000 shares of Class B Common Stock, Series 1 was $37,960.

(2)	At December 31, 2006: each of Messrs. Carey, Chajet, Levato, Schwab and Troubh held options to acquire a total of 37,000 shares of Class A Common Stock and 74,000 shares of Class B Common

Stock, Series 1; Mr. Tsai held options to acquire a total of 29,000 shares of Class A Common Stock, and 58,000 shares of Class B Common Stock, Series 1; Mr. Umphenour held options to acquire a total of 19,000 shares of Class A Common Stock and 38,000 shares of Class B Common Stock, Series 1; and Mr. Wasserman held options to acquire a total of 27,000 shares of Class A Common Stock and 54,000 shares of Class B Common Stock, Series 1.

(3)

Represents the expense recorded by the Company in 2006 with respect to 1,767 shares of Class A Common Stock issued, in the aggregate, to Mr. Schwab in lieu of his quarterly retainer, rather than an amount paid to or realized by Mr. Schwab.

(4)

Represents the expense recorded by the Company in 2006 with respect to 1,264 shares of Class A Common Stock and 1,368 shares of Class B Common Stock, Series 1, issued, in the aggregate, to Mr. Umphenour in lieu of meeting attendance fees and one-half of his quarterly retainer, rather than an amount paid to or realized by Mr. Umphenour. The cash fees paid to Mr. Umphenour in 2006 represents one-half of his quarterly retainer and cash paid in lieu of issuing fractional shares.

Certain Employment Arrangements with Executive Officers

Nelson Peltz and Peter W. May. Employment agreements were entered into by the Company and Messrs. Peltz and May, effective as of May 1, 1999. The agreements, which currently extend through April 30, 2012, provide for a five year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or the executive gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreements provide for annual base salaries of $1,400,000 per year for Mr. Peltz and $1,200,000 per year for Mr. May, subject to increase but not decrease from time to time. In addition, the executives will receive an annual bonus for each fiscal year at least equal to the Formula Bonus Award actually earned under the 1999 Executive Bonus Plan; provided that the Board of Directors (including the Performance Committee of the Board of Directors) may award Performance Goal Bonus Awards under the 1999 Executive Bonus Plan and additional bonuses in its discretion. In the event employment is terminated by the Company without “cause,” or by the executive for “good reason” (as each such term is defined in the agreements), or at the executive’s option following a “change of control,” the agreements provide that each executive will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) the executive’s then current base salary through the date of termination, any bonus amounts payable, and accrued vacation pay; (ii) the executive’s then current base salary through the remainder of the employment term; (iii) five times the highest bonus as calculated under the agreements; and (iv) five times the sum of Company contributions paid or accrued on the executive’s behalf to any defined contribution retirement plans during the year preceding termination. In addition, the executives will be entitled to receive a pro rata bonus for the year in which the termination occurs. “Change of control” would generally include the following events: (i) a majority of the Company’s directors being replaced; (ii) any “person,” as defined in the Exchange Act, acquires 50% or more of the combined voting power of the Company’s voting securities; (iii) a sale of all or substantially all of the assets of the Company; (iv) a merger or similar transaction that requires stockholder approval, unless the Company’s stockholders continue to own 50% or more of the combined voting power of the resulting entity’s voting securities; (v) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company; or (vi) such other events as may be designated by the Board of Directors. For a period of five years following a change of control, Messrs. Peltz and May will be entitled to an office or offices and to secretarial and other assistance at least equal those provided to them during the 90-day period preceding the change of control. Under the agreements, in the event that any benefit paid to Messrs. Peltz and May becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Messrs. Peltz and May so that after payment of such excise taxes, Messrs. Peltz and May will be in the same after-tax position as if no excise tax had been imposed. The agreements also provide that in the event that employment is terminated without “cause” by the Company, by Messrs. Peltz or May for “good reason,” or under other specified circumstances (including a change of control), all non-vested stock options and other non- vested stock or stock-based awards then owned by the executives will, subject to certain limitations, vest immediately and subject to certain limitations, all of such awards granted on or after February 24, 2000 will remain exercisable until the earlier of one year following termination or the award’s stated expiration date. Pursuant to the agreements, Messrs. Peltz and May are entitled to participate in the Company’s welfare benefit plans, and are also entitled (i) to be provided with a driver of their choice, at the Company’s cost, (ii) to have a new automobile of their choice provided to them and replaced with a new automobile every three years, at the Company’s cost (to date, Mr. May has not requested that the Company provide this benefit to him), (iii) to be reimbursed for maintaining such automobile, including parking, gasoline and insurance, (iv) to be reimbursed for tax, estate, financial planning and accounting services, up to a maximum cost of $50,000 per year, and (v) to use aircraft owned, rented or leased by the Company. The aggregate incremental costs of these benefits are included in the amounts under the heading “All Other Compensation” in the Summary Compensation Table above. In connection with the corporate restructuring, the Company entered into contractual settlements with Messrs. Peltz and May providing for the termination of their employment agreements and their resignations as executive officers of the Company as of June 29, 2007. See the “Compensation Discussion and Analysis” above.

Brian L. Schorr. Mr. Schorr, the Company’s Executive Vice President and General Counsel, is a party to an employment agreement with the Company entered into effective as of February 24, 2000. The agreement, which currently extends through February 24, 2010, provides for a three year term, unless otherwise terminated as provided therein, with automatic annual one year extensions unless either the Company or Mr. Schorr gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. Pursuant to the agreement, Mr. Schorr’s current annual base salary is $575,000 per year, subject to increase but not decrease from time to time. In addition, Mr. Schorr is eligible to receive bonuses during each of the Company’s fiscal years from time to time as appropriate, in the sole discretion of the Company, and to participate in the 1999 Executive Bonus Plan. In the event his employment is terminated by the Company without “cause,” or by Mr. Schorr for certain specified reasons (including following a “change of control” or for “good reason”), the agreement provides that Mr. Schorr will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) Mr. Schorr’s then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. Schorr’s behalf to any defined contribution retirement plans during the year preceding termination; (ii) two and one-half times Mr. Schorr’s then current base salary; and (iii) two and one-half times the highest bonus, as calculated under the agreement. In addition, Mr. Schorr will be entitled to receive a pro rata bonus for the year in which the termination occurs. Under the agreement, in the event that any benefit paid to Mr. Schorr becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Mr. Schorr so that after payment of such excise taxes, Mr. Schorr will be in the same after-tax position as if no excise tax had been imposed. The agreement also provides that in the event that employment is terminated without “cause” by the Company, or by Mr. Schorr for certain specified reasons (including following a “change of control” or for “good reason”), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then owned by Mr. Schorr will, subject to certain limitations, vest immediately and all of such awards granted on or after February 24, 2000 will remain exercisable until the earlier of one year following termination or the award’s stated expiration date.

Francis T. McCarron. Mr. McCarron, the Company’s Executive Vice President and Chief Financial Officer, is a party to a severance agreement with the Company entered into as of April 28, 2006, as amended. Under the agreement, in the event Mr. McCarron’s employment is terminated by the Company without “cause,” or by Mr. McCarron for certain specified reasons (including for “good reason” which includes a “change of control,” as such terms are defined in the agreement), the agreement provides that Mr. McCarron will be entitled to receive (a) within ten days of termination, if such termination occurs on or following a change of control, or in twelve substantially equal monthly installments, if such termination occurs prior to a change of control, among other things, an amount equal to the sum of: (i) Mr. McCarron’s then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on Mr. McCarron’s behalf to any defined contribution retirement plans during the year preceding termination; (ii) two and one-half times Mr. McCarron’s then current salary; and (iii) two and one-half times the greater of the highest bonus paid to Mr. McCarron in the two fiscal years preceding the date of termination (the “Look-Back Bonus”) or the bonus that Mr. McCarron would have received for the fiscal year in which termination occurred if the Company attained its budgeted financial performance and accomplished other targeted goals (the “Target Bonus”); and (b) in a lump sum at the time Mr. McCarron would have been entitled to receive such bonus (subject to delay if Section 409A of the Code would be applicable to such payment): (i) a pro rata bonus for the fiscal year in which termination occurs; and (ii) if the bonus that would have been paid for the fiscal year in which termination occurs exceeds the Look-Back Bonus or Target Bonus, two and one-half times such excess amount. Under the agreement, in the event that any benefit paid to Mr. McCarron becomes subject to excise tax imposed under Section 4999 of the Code, the Company will indemnify Mr. McCarron for up to $1,500,000 of excise tax so that after payment of up to $1,500,000 of excise tax Mr. McCarron will be in the same after-tax position as if such amount of excise tax had not been imposed. The agreement also provides that in the event that employment is terminated without “cause” by the Company, or by Mr. McCarron for certain specified reasons (including for “good reason”), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then held by Mr. McCarron will, subject to certain limitations, vest immediately and all of such awards that include an exercisability feature will remain exercisable until the earlier of one year following termination or the award’s stated expiration date.

In connection with the corporate restructuring of the Company, the Company entered into a series of transactions with Messrs. Schorr and McCarron in December 2006 (the “December 2006 Transactions”) with respect to, among other things, the exercise by Messrs. Schorr and McCarron of certain of their previously granted stock option awards and the grant of new options to Messrs. Schorr and McCarron. In connection with the exercise by Messrs. Schorr and McCarron of such stock options, the Subcommittee granted certain new stock option awards to, and entered into certain new agreements with, Messrs. Schorr and McCarron. These actions were taken as tax planning measures by the Company. Specifically, Messrs. Schorr and McCarron exercised certain stock options held by them (see the table above entitled “Option Exercises and Stock Vested”); (ii) additional stock options were granted to Messrs. Schorr and McCarron on the exercise of (and in consideration of) the options referenced in the preceding clause (iii) (corresponding to the payment of the exercise price and minimum statutory withholding taxes arising in respect of such exercised stock options with shares of

Company common stock) (see the table above entitled “Grants of Plan-Based Awards”); and (iv) Messrs. Schorr and McCarron entered into new agreements with the Company that provide that if compensation due Mr. Schorr under his employment agreement or Mr. McCarron under his severance agreement would be subject to the golden parachute excise tax under Section 280G of the Internal Revenue Code, Mr. Schorr or Mr. McCarron, as the case may be, would agree to forfeit up to $187,500 and $250,000, respectively, of compensation, if and solely to the extent any such forfeiture would eliminate the affected individual’s liability for the excise tax (See “Year-end Tax Planning Measures Involving Messrs. Schorr and McCarron” in the Compensation Discussion and Analysis above).

1999 Executive Bonus Plan

The Company’s 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The plan was approved by the Company’s stockholders on September 23, 1999, the Performance Goal Bonus Awards portion of the plan was re- approved by the Company’s stockholders on June 9, 2004 and an amendment to the Performance Goal Bonus Awards portion of the plan was approved by the Company’s stockholders on June 1, 2005. The 1999 Executive Bonus Plan, which became effective as of May 3, 1999, provides for two types of bonuses to be awarded to designated participants: “Formula Bonus Awards” and “Performance Goal Bonus Awards”. Formula Bonus Awards are based solely on the Company’s financial performance using certain predetermined earnings and capitalization related criteria outlined in the plan. Performance Goal Bonus Awards are based on the Company (or operating units of the Company) achieving certain specific levels of performance with reference to one or more objective criteria outlined in the 1999 Executive Bonus Plan. Performance bonus award targets are established annually by the Performance Committee, based on specific categories of criteria set forth in the 1999 Executive Bonus Plan. Such criteria include the successful completion of acquisitions, dispositions, recapitalizations, financings and refinancings, return on the Company’s investment portfolio and other market and operating performance measures, including, among other things, earnings per share, market share, margins, productivity improvement, stock price and “EBITDA”. The Performance Committee establishes the performance goals as to each participant for each plan year and, if more than one performance goal is established, the weighting of the performance goals. Messrs. Peltz and May are eligible to receive Formula Bonus Awards and each of Messrs. Peltz, May, Garden, Schorr, McCarron, Sachs and Smith has been designated by the Performance Committee as being eligible to receive a Performance Goal Bonus Award under the 1999 Executive Bonus Plan for plan year 2007. As a result of the contractual settlements entered into with Messrs. Peltz and May, the provisions of the 1999 Executive Bonus Plan are not applicable to Messrs. Peltz and May for 2007 and future years. Performance Goal Bonus Awards may not exceed $5,000,000 to any single participant for any plan year. The Performance Committee may, in its sole and absolute discretion, adjust or modify the calculation of the performance goals in certain circumstances. In addition, the 1999 Executive Bonus Plan provides that the Performance Committee may reduce or eliminate a Performance Goal Bonus Award even if certain performance goals have been achieved if the Performance Committee, in its sole discretion, determines to do so. The Performance Committee may also amend, suspend, or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant’s consent. Payments of awards under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Code, which generally limits deductions for compensation paid to senior executive officers to $1,000,000 per year. The Company is proposing an amendment to the 1999 Executive Bonus Plan that adds certain additional criterion that may be selected in establishing appropriate performance goals for the Performance Goal Bonus Awards under the plan, which, if approved, would permit ARG to pay Mr. Smith the annual bonus that he is entitled to receive pursuant to his employment agreement in accordance with Section 162(m) of the Code. The Board of Directors is recommending that the stockholders approve the amendment, as described further in Proposal (3) below.

Discretionary Bonuses

From time to time, the Compensation Committee of the Board may award discretionary or special bonuses or deferred compensation based on performance to certain executive officers. The amounts of such bonuses or deferred compensation will be based on the Compensation Committee’s evaluation of each such individual’s contribution.

Deferral Plan For Senior Executive Officers of Triarc Companies, Inc.

The Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the “Deferral Plan”) was approved by the Compensation Committee of the Board of Directors effective December 14, 2000. Pursuant to the Deferral Plan, the Company establishes one or more bookkeeping accounts to reflect bonuses awarded to participants the payment of which has been deferred. These accounts are adjusted from time to time for earnings and investment gains and losses. Deferred bonus accounts for each participant are deemed invested in certain approved investments selected by the participant or an investment manager chosen by the Company and reasonably acceptable to the participant. The Company may replicate any deferred bonus account in a trust, in which event the value of the deferred bonus account on the books of the Company will be equal to the value of the actual approved investments related to such account in the trust. A participant may receive the value of a deferred bonus account, in cash or approved investments, or any combination thereof, from the Company upon the earliest of: (i) the first business day in January of the fourth calendar year following the calendar year in which the related bonus was awarded to the participant; (ii) no later than five business days following the participant’s “separation from service” (as defined in the Deferral Plan); and (iii) such time as the payment would be deductible by the Company for Federal income tax purposes without regard to the limitation of Section 162(m) of the Code. On or before the June 30 preceding the payment date specified in clause (i) above, a participant may elect to defer such date for up to three additional whole years. A participant may make such an election more than one time. Although a participant is at all times fully vested in his or her deferred bonus accounts, participants have the status of general unsecured creditors of the Company with respect to the Company’s obligation to make payment to them under the Deferral Plan and any assets contained in a trust formed under the Deferral Plan are subject to claims by creditors of the Company. Deferred bonus accounts have been established for Messrs. Peltz and May and the Company has established grantor trusts with a financial institution for the purpose of paying amounts due to Messrs. Peltz and May under the Deferral Plan. Each of these bonus accounts and trusts is currently scheduled to terminate in January 2008. The Company is aware that the re-deferral election described above will need to be amended to comply with Section 409A of the Code in respect of bonus referrals in future years, if any. No deferrals were made in 2006. The Company intends to operate the Deferral Plan in good faith compliance with Section 409A of the Code and to make any required amendment to comply with Section 409A of the Code.

Equity Arrangements

On November 10, 2005, the Compensation Committee of the Board of Directors of the Company unanimously approved certain equity arrangements pursuant to which the Company’s management was authorized to subscribe for Class B Units representing equity interests in Triarc Deerfield Holdings, LLC (“Triarc Deerfield Holdco”), the Company’s holding company for D&C, and Jurl Holdings, LLC (“Jurl Holdco”), the Company’s holding company for Jurlique International Pty Ltd. (“Jurlique”). The Class B Units entitle such holder to participate in the appreciation of the Company’s ownership interests in D&C and Jurlique, respectively.

Members of the Company’s senior management team, including Nelson Peltz, Peter W. May, Edward P. Garden, Brian L. Schorr and Francis T. McCarron (collectively, the “Executive Recipients”), along with other members of management (collectively, such additional members, along with the executive Recipients, are referred to as the “Management Employees”), were eligible to subscribe for the Class B Units. The Class B Units consist of: (i) a capital interest portion, reflecting the capital contributions made by each Management Employee to subscribe for his or her Class B Units; and (ii) a profits interest portion, which reflects a holder’s right to share, in the aggregate, up to 15% of the net income generated by D&C or Jurlique (subject to a 8% preferred return to the Company) and up to 15% of any investment gain derived from the sale of any or all of the equity interests in D&C or Jurlique that are owned by the Company (subject to a return of the Company’s invested capital and a preferred return of 8%). Subject to certain limitations, the Executive Recipients will be entitled to share in the following percentages of the net income and investment gain generated by D&C or Jurlique (subject to a return of the Company’s invested capital and preferred return): (A) Deerfield: Peltz—5.1%, May—1.875%; Garden—4.65%; Schorr—1.35%; and McCarron—1.05%; and (B) Jurlique: Peltz—6.75%; May—2.55%; Garden—2.25%; Schorr—1.35%; and McCarron—1.05%.

The profits interest portion of the Class B Units is subject to a three-year vesting schedule, with one-third having vested on each of February 15, 2006 and February 15, 2007, and one-third vesting on February 15, 2008. Vesting will be accelerated to 100% upon the occurrence of certain restructuring events or a change of control of Triarc. If a Management Employee is no longer providing services to the Company and its subsidiaries, then he or she will forfeit the unvested profits interest portion of his or her Class B Units, except that if such resignation occurs on or prior to the third anniversary of the acquisition by the Company of D&C or Jurlique, as the case may be, such Management Employee will only be entitled to 50% of the vested profits interest portion of his or her Class B Units. If a Management Employee is terminated for cause, he or she will forfeit all of the profits interest portion of his or her Class B Units, vested or unvested. If a Management Employee dies, suffers a permanent disability, is terminated without cause or is otherwise constructively terminated, he or she will be entitled to the vested profits interest portion of his or her Class B Units. As noted above, the unvested portion of the Class B Units subscribed for by Messrs. Peltz and, May will vest on June 29, 2007 (see footnote 2 to the table entitled “Outstanding Equity Awards at Fiscal Year-End” and the Compensation Discussion and Analysis above).

Commencing on the fifth anniversary of the date of acquisition of Triarc’s equity interest in Deerfield and Jurlique, respectively, the Company will periodically conduct a fair market valuation of its interest in D&C and Jurlique. Based on the valuations, each Management Employee has the right to require the Company to purchase up to all of his or her Class B Units. The purchase price will be based on the applicable valuation.

If the Company decides to spin off or otherwise restructure D&C or Jurlique, as the case may be, with the ultimate objective of distributing to the stockholders of the Company the economic benefit of 85% or more of the equity interests in such entity, the Class B Units will be converted into the equity securities of the entity that is formed to effect the restructuring and the profits interest portion of the Units will be automatically extinguished.

If a Management Employee ceases to be employed by the Company or any of its subsidiaries or certain other extraordinary corporate events occur, the Company has the right to require the Management Employee to sell the capital interest portion and the vested profits interest portion of his or her Class B Units to the Company at their fair market value.

If a Management Employee ceases to be employed by the Company or its affiliates, he or she has the right to require the Company to purchase the capital interest portion of his or her Class B Units for a cash purchase price at fair market value, except that if the Management Employee is terminated for cause, then the purchase price will be the lower of cost and fair market value.

Equity Participation Plan Information

In connection with the dividend of the Class B Common Stock that was declared in August 2003 (the “Stock Dividend”), each stock option outstanding under our equity participation plans as of August 21, 2003 was adjusted so as to become exercisable for a package (the “Package Options”) consisting of one share of Class A Common Stock and two shares of Class B Common Stock. All stock options that were granted subsequent to August 21, 2003, other than options to acquire shares of Class A Common Stock (“Class A Options”) issued to non-employee directors as described in “Compensation of Directors” above, are exercisable each for one share of Class B Common Stock (the “Class B Options”).

The following table gives information about our equity participation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Class A Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		Number of Class B Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)(5)	256,277 Package Options	(2)	$23.34	402,457	(3)	1,885,703	(3)
	201,931 Class A Options		$17.06
	3,180,523 Class B Options		$14.89
Equity compensation plans not approved by security holders(4)(5)	12,101 Package Options	(2)	$21.07	0		0
Total	268,378 Package Options	(2)	$23.24	402,457	(3)	1,885,703	(3)
	201,931 Class A Options		$17.06
	3,180,523 Class B Options		$14.89

(1)	1993, 1998 and 2002 Equity Participation Plans.

(2)	Each Package Option is exercisable for one share of Class A Common Stock and two shares of Class B Common Stock.

(3)	Includes securities issuable to directors as fees in lieu of cash.

(4)	1997 Equity Participation Plan.

(5)

In addition to options granted pursuant to our equity participation plans, in connection with the acquisition of RTM in July 2005 the Company issued 774,066 options to acquire shares of Class B Common Stock to employees of RTM (who are currently employees of ARG) to replace then existing options that they held to purchase shares of RTM (the “Replacement Options”). These Replacement Options have a weighted average exercise price of $8.47.

Amended and Restated 1993 Equity Participation Plan

The Triarc Companies, Inc. 1993 Equity Participation Plan was approved by the Board of Directors on April 24, 1993, was approved by the Company’s stockholders on October 27, 1993 and was amended and restated in May 2005. The 1993 Plan provided for the grant of options to purchase Class A Common Stock, stock appreciation rights (“SARs”), restricted shares of Class A Common Stock and, to non-employee directors of Triarc, at their option, shares of Class A Common Stock in lieu of annual retainer fees and/or Board of Directors or committee meeting attendance fees (“Fees”) that would otherwise be payable in cash. Directors, selected officers and key employees of, and key consultants to, Triarc and its subsidiaries were eligible to participate in the 1993 Plan. A maximum of 10,000,000 shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered by the Company pursuant to options, SARs and restricted shares granted under the 1993 Plan. The term during which awards could be granted under the 1993 Plan expired on April 24, 1998. As a result of the Stock Dividend, all outstanding options under the 1993 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 12, 2007, Package Options to acquire a total of 12,000 shares of Class A Common Stock and 24,000 shares of Class B Common Stock were outstanding under the 1993 Plan. The 1993 Plan is administered by the Performance Committee.

Amended and Restated 1997 Equity Participation Plan

The Triarc Companies, Inc. 1997 Equity Participation Plan was approved by the Executive Committee of the Board of Directors on December 11, 1997 and was amended and restated in May 2005. The 1997 Plan provided for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan were limited to selected key employees and consultants of Triarc, its subsidiaries and affiliates who are important to the success and growth of the Company, its subsidiaries and affiliates, but who were not “directors,” “executive officers” or “officers” of Triarc. A maximum of 500,000 shares of Class A Common Stock were authorized to be issued under the 1997 Plan. The term during which options could be granted under the 1997 Plan expired on December 11, 2002. As a result of the Stock Dividend, all outstanding options under the 1997 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e. Package Options). As of April 12, 2007, Package Options to acquire a total of 9,600 shares of Class A Common Stock and 19,200 shares of Class B Common Stock, were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee.

Amended and Restated 1998 Equity Participation Plan

The Triarc Companies, Inc. 1998 Equity Participation Plan was approved by the Board of Directors on March 10, 1998, was approved by the Company’s stockholders on May 6, 1998 and was amended and restated in May 2005. The 1998 Plan replaced the 1993 Plan pursuant to which awards could no longer be granted after April 24, 1998. The 1998 Plan provided for the granting of stock options, SARs and restricted stock to officers and key employees of, and consultants to, Triarc and its subsidiaries and affiliates. The 1998 Plan provided for automatic awards of options to non-employee directors of Triarc and permitted non-employee directors to elect to receive all or a portion of their Fees in shares of Class A Common Stock. A maximum of 5,000,000 aggregate shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered on the exercise of options or SARs or upon a director’s election to receive Fees in Triarc shares pursuant to the 1998 Plan. The term during which awards could be granted under the 1998 Plan expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 1998 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 12, 2007, Package Options to acquire a total of 208,443 shares of Class A Common Stock and 416,886 shares of Class B Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee.

Amended and Restated 2002 Equity Participation Plan

The Triarc Companies, Inc. 2002 Equity Participation Plan was approved by the Board of Directors on April 25, 2002, was approved by the Company’s stockholders on June 4, 2002, was amended and restated in May 2005 and an amendment was approved by the Company’s stockholders on June 7, 2006. The 2002 Plan provides for the granting of stock options, SARs, restricted stock and restricted share units to officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 2002 Plan also provides for automatic awards of options to non-employee directors of the Company and permits non-employee directors to elect to receive all or a portion of their Fees, in shares of Class A Common Stock. Subject to certain anti-dilution adjustments, a maximum of 2,000,000 aggregate shares of Class A Common Stock and 13,000,000 aggregate shares of Class B Common Stock may be granted as restricted shares or restricted share units or to be delivered on the exercise of options or SARs or upon a director’s election to receive Fees in Triarc shares pursuant to the 2002 Plan. In addition, the maximum number of shares of Class A Common Stock and Class B Common Stock that may be granted as restricted shares, options or SARs to any individual in a calendar year is 1,000,000 shares and 2,000,000 shares, respectively. The 2002 Plan replaced the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Equity Participation Plan, the term during which options may be granted thereunder expired on April 30, 2003. As a result of the Stock Dividend, all outstanding options under the 2002 Plan at August 21, 2003 were adjusted so as to be exercisable for one share of Class A Common Stock and two shares of Class B Common Stock (i.e., Package Options). As of April 12, 2007, (i) Package Options to acquire a total of 24,000 shares of Class A Common Stock and 48,000 shares of Class B Common Stock, (ii) 201,931 options to acquire shares of Class A Common Stock, (iii) 3,615,156 options to purchase Class B Common Stock; (iv) 49,719 restricted shares of Class A Common Stock and (v) 309,480 restricted shares of Class B Common Stock were outstanding under the 2002 Plan. The 2002 Plan is administered by the Performance Committee. The term during which awards may be granted under the 2002 Plan will expire on June 4, 2012. The Company is proposing an amendment to the 2002 Plan that would add additional criteria that may be selected in establishing appropriate performance goals for those awards under the 2002 Plan that are intended to satisfy the requirements of Section 162(m) of the Code and asking that stockholders reapprove the performance based provisions of the 2002 Plan (see Proposal (2) below).

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee assists the Board in oversight of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of four independent members (as independence is defined by the rules of the New York Stock Exchange). The Company’s management is responsible for the financial reporting process and for preparing the Company’s financial statements and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with generally accepted accounting principles.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2006 with management and Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee also discussed with Deloitte & Touche all matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and, with and without management present, discussed and reviewed the results of Deloitte & Touche’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 and Deloitte & Touche is to prepare an attestation report with respect to management’s assessment. During the course of fiscal 2006, management completed the documentation, testing and evaluation of the Company’s internal control over financial reporting of the Company and its subsidiaries. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, and reviewed and discussed with Deloitte & Touche its report as to management’s assessment. Management’s report and Deloitte’s report are each included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee received from Deloitte & Touche a written statement regarding all relationships between Deloitte & Touche and the Company that might bear on the Deloitte & Touche’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended. The Audit Committee discussed with Deloitte & Touche any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche’s independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche to the Company not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining Deloitte & Touche’s independence.

*This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

Based on the above-mentioned review and discussions with management and Deloitte & Touche and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The Audit Committee:

Joseph A. Levato (Chairman)
David E. Schwab II
Raymond S. Troubh
Jack G. Wasserman

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

In accordance with the terms of its charter, the Audit Committee has the responsibility for the review and approval or ratification of (i) all related party and conflict of interest transactions involving a director, executive officer, nominee for director or any holder of 5% or more of any class of the Company’s Common Stock (or any member of the immediate family) of any of the foregoing persons and (ii) any related party or conflict of interest transaction involving any non-executive officer of the Company (or any member of the immediate family of a non-executive officer of the Company) if such related party or conflict of interest transaction involves more than $10,000, in each case using appropriate specialists and counsel as necessary. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. To the extent required by the terms of the Audit Committee charter, the legal department then presents information relating to such transaction for the review and approval of the Audit Committee. In the course of its review and approval or ratification of a proposed related person transaction, the Audit Committee may consider: (i) the nature of the related person’s interest in the transaction; (ii) the material terms of the transaction, including, without limitation, the amount involved and type of transaction; (iii) the importance of the transaction to the related person; (iv) the importance of the transaction to the Company; (v) whether the transaction would impair the judgment of a director, executive officer or non-executive officer, as applicable, to act in the best interests of the Company; (vi) if applicable, whether such transaction would compromise a director’s status as an “independent director” under the Independence Guidelines or the New York Stock Exchange Listing Standards; and (vii) any other matters that the Audit Committee deems appropriate. To the extent that a proposed related person transaction involves any member of the Audit Committee (or an immediate family member), such director would not participate in the deliberations or vote respecting the approval or ratification of the proposed transaction.

Certain Related Person Transactions

As part of its overall retention efforts, the Company provided certain of its officers and employees with the opportunity to co-invest in some of the investment opportunities available to the Company. In connection therewith, prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company advanced a portion of the funds for the purchases by certain of its officers and employees in four co- investments, EBT Holding Company, LLC (“EBT”), 280 KPE Holdings, LLC (“280 KPE”), K12 Inc. and 280 BT Holdings LLC (“280 BT”). In 2006, only the notes relating to the investments in K12 Inc. and 280 BT (in the aggregate principal amount of $1,889,776) remained outstanding. Each of these notes matured in 2006. One half of the principal amount of these notes was non-recourse. The notes bore interest at the prime rate adjusted annually. During 2006, the largest outstanding principal amount owed to the Company by Messrs. Peltz and May pursuant to the notes was $888,888 and $888,888, respectively, in connection with these investments. Under the Sarbanes-Oxley Act of 2002, the Company may not make any new loans to its executive officers and the Company’s co-investment policy no longer permits loans.

As of December 31, 2006, the Company owned 63.6% of the capital interests and of the membership interests of at least 52.5% in future profits (the “Profit Interests”) in D&C. As discussed above (see “Equity Arrangements”) in November 2005, the Compensation Committee authorized the Company to enter into equity arrangements pursuant to which members of the Company’s management subscribed for equity interests in the Company’s holding in D&C. In addition to the interests subscribed for by the Named Officers (see “Equity Arrangements” above), interests were subscribed for by Messrs. Essner, Rosen and Schaefer and Ms. Tarbell. The remaining economic interests in D&C were owned directly or indirectly by executives of Deerfield, including approximately 24.9% by Mr. Sachs. In connection with the acquisition of D&C, commencing July 22, 2009, the Company will have certain rights to acquire the economic interests of D&C owned by Mr. Sachs and another executive officer of Deerfield, which aggregate 35.5% of the capital interests and 34.3% of the Profit Interests. In addition, commencing July 22, 2007, Mr. Sachs, and another executive officer of Deerfield will have certain rights to require the Company to acquire their economic interests. In each case, the rights are generally exercisable at a price equal to the then current fair market value of those interests and are subject to acceleration under certain circumstances.

In November 2005 the Compensation Committee authorized the Company to enter into equity arrangements pursuant to which members of the Company’s management subscribed for equity interests in the Company’s holdings in Jurlique. In addition to the interests subscribed for by the Named Officers (see “Equity Arrangements” above), interests were subscribed for by Messrs. Essner, Rosen and Schaefer and Ms. Tarbell.

In connection with the July 2004 acquisition by the Company of its interest in D&C, the Company agreed to invest $100 million in Deerfield Opportunities Fund, LLC, an investment fund managed by Deerfield (the “Opportunities Fund”), and Mr. Sachs, through an affiliate, agreed to invest approximately $4.3 million in the Opportunities Fund. The Opportunities Fund commenced operations in October 2004. In February 2005, the Company withdrew approximately $4.8 million from the Opportunities Fund and effective as of March 1, 2005, such funds were invested in DM Fund, LLC, a newly formed investment fund managed by Deerfield (the “Macro Fund”). Certain executives of Deerfield, including Mr. Sachs who, through an affiliate, invested approximately $200,000, also invested in the Macro Fund. The Company redeemed its interest in the Opportunities Fund on September 29, 2006 and its investment in the Macro Fund on December 31, 2006.

Pursuant to his employment agreement, when traveling for business purposes Mr. Sachs is entitled to be reimbursed by Deerfield for up to $4,000 for each actual hour of flying time on an aircraft owned or leased by Mr. Sachs or an entity controlled by him (the “Aircraft”) or, if the Aircraft is not available, up to $4,000 for documented out-of-pocket expenses incurred by Mr. Sachs for each hour of actual flying time on a substitute aircraft, plus, in the case of either the Aircraft or a substitute aircraft, the reasonable cost of any food consumed on board and any overnight meals and lodging for aircraft crew members. In 2006, Deerfield reimbursed Mr. Sachs for $478,000 of such expenses.

Prior to the July 2004 acquisition by the Company of its interest in D&C, certain members of D&C’s management, including Mr. Sachs and his affiliates (who invested an aggregate of approximately $1.5 million in three transactions), acquired all or a portion of the equity tranche of securities issued in connection with the formation of certain of the CDOs (collateralized debt obligations) that are currently managed by Deerfield.

Prior to November 2006, Mr. May and the Company’s wholly-owned subsidiary, Sybra, Inc., had an interest in a franchisee that owned one Arby’s restaurant. That franchisee was a party to a standard Arby’s franchise license agreement and paid to Arby’s fees and royalty payments that unaffiliated third-party franchisees pay. Mr. May acquired his interest in the franchisee prior to the acquisition by the

Company of Sybra in December 2002. Under an arrangement that pre-dated the Sybra acquisition, Mr. May contributed all of the capital in the franchisee and Sybra managed the restaurant for the franchisee. Under the pre-existing arrangement, Sybra Inc. agreed to waive its management fee until Mr. May’s capital was returned. In November 2006, Sybra, Inc. acquired the assets of the franchise for $121,000 in cash, which was entirely used to satisfy the outstanding liabilities of the franchisee. Mr. May did not receive any portion of the proceeds from the sale.

On November 1, 2005, Messrs. Peltz, May and Garden (collectively, the “Principals”) started a series of equity investment funds (the “Funds”) that are separate and distinct from the Company and that are being managed by the Principals and other senior officers of the Company (the “Employees”) through a management company (the “Management Company”) formed by the Principals. The Principals and the Employees continue to serve as officers of, and receive compensation from, the Company. The Company is making available the services of the Principals and the Employees, as well as certain support services including investment research, legal, accounting and administrative services, to the Management Company. The Company is currently being reimbursed by the Management Company for the allocable cost of these services, including an allocable portion of salaries, rent and various overhead costs for periods both before and after the launch of the Funds. Such reimbursement with respect to 2006 amounted to $4,345,000. In addition, the Management Company paid directly to the Employees or reimbursed the Company for approximately $4,200,000, in the aggregate, of incentive compensation with respect to 2006. The Special Committee and the Compensation Committee, each of which is comprised of independent members of the Company’s Board of Directors, have reviewed and considered these arrangements and unanimously approved the allocation of costs and reimbursement for 2006. As discussed in the Compensation Discussion and Analysis above, in connection with the corporate restructuring, the Management Company has agreed to provide certain strategic transition services to the Company commencing June 30, 2007.

In December 2005, the Company invested $75,000,000 in an account which is managed by the Management Company and co-invests on a parallel basis with the Funds. The Principals and certain Employees have invested in the Funds and certain Employees may invest additional amounts in the Funds or in an account to be managed by the Management Company. The Management Company has agreed not to charge the Company, the Principals or the Employees any management fees with respect to their investments. Further, the Principals and the Employees will not pay any incentive fees and the Company will not pay any incentive fees for the first two years and, thereafter, will pay lower incentive fees than those generally charged to other investors in the Funds. The Company is entitled to withdraw its investment quarterly upon 65 days’ prior written notice. The Special Committee unanimously recommended the Company’s investment on these terms to the executive committee of the Company’s Board of Directors, which in turn unanimously approved such investment, with the Executives abstaining from the vote. As discussed in the Compensation Discussion and Analysis above, as part of the overall agreement with Messrs. Peltz and May in connection with the corporate restructuring, the Company has agreed, commencing January 1, 2008, that it will be subject to standard withdrawal restrictions and will pay to the Management Company the standard management fee and incentive fee charges paid by any unaffiliated, third party investors with a similarly sized investment in the Funds.

In connection with the RTM Acquisition, the Company provided certain management services to certain affiliates of RTM that the Company did not acquire in July 2005 (the “RTM Affiliates”) including information technology, risk management, accounting, tax and other management services. Mr. Umphenour has an equity interest in such RTM Affiliates. The Company charged a monthly fee of $36,000 plus out-of-pocket expenses for such services which aggregated $150,000 during 2006. This services agreement was terminated on May 7, 2006. In addition, the Company continued to have limited transactions with certain of the RTM Affiliates, which during 2006, resulted in the Company receiving rental income of $22,000 for a restaurant leased to one of the RTM Affiliates and paying royalties of $10,000 related to the use of a brand owned by one of the RTM Affiliates in four Company- owned restaurants. RTM remains contingently liable for certain lease obligations aggregating approximately $33,000,000 that it had guaranteed prior to the RTM Acquisition on behalf of certain affiliates, including entities in which Mr. Umphenour has an equity interest. However, the Company has been indemnified by the selling stockholders of RTM, including Mr. Umphenour, for any future payments the Company may be required to make under such guarantees.

In 2006, the Company made charitable contributions of $100,000 to The Arby’s Foundation, Inc., a not-for-profit charitable foundation in which the Company has non-controlling representation on the board of directors, and ARG paid $502,000 of expenses on behalf of the foundation. ARG was reimbursed for $500,000 of those expenses pursuant to the terms of a supply contract with a third party vendor.

In 2006, the Company made contributions aggregating $157,915 to certain not-for-profit entities of which Mr. Peltz is a director or trustee, $160,000 to certain not-for-profit entities of which Mr. May (or a member of his immediate family) is a director, trustee or officer, and $25,000 to a not-for-profit entity of which both Mr. Peltz and Mr. May serve as trustees.

PROPOSAL 2.
ADOPTION OF AN AMENDMENT TO THE AMENDED AND RESTATED 2002 EQUITY
PARTICIPATION PLAN AND REAPPROVAL OF THE PERFORMANCE BASED
PROVISIONS OF THAT PLAN

At the Meeting, you are being asked to approve an amendment, in the form attached hereto as Annex A (the “2002 Plan Amendment”), to the 2002 Plan and to re-approve the performance based provisions of the 2002 Plan. The 2002 Plan Amendment, which is described in greater detail below, adds additional performance criteria that the Performance Committee, which administers the 2002 Plan, may select in establishing appropriate performance goals for awards made under the 2002 Plan that are intended to satisfy the requirements of Section 162(m). Approval of the 2002 Plan Amendment by our stockholders will also satisfy a condition to the effectiveness of an issuance by the Company to Roland Smith, the Chief Executive Officer of ARG, of 33,333 restricted shares of the Company’s Class B Common Stock in accordance with the terms of his employment agreement with ARG. As of April 12, 2007, there were 401,226 shares of Class A Common Stock and 1,852,014 shares of Class B Common Stock available for future issuance pursuant to the 2002 Plan.

Our stockholders are also being asked to approve the 2002 Plan Amendment to ensure that awards made under the 2002 Plan using the performance criteria added by the 2002 Plan Amendment will be deductible by the Company. Section 162(m) generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1.0 million paid in any year to their chief executive officer, or any of their other four most highly compensated executive officers, unless such payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that a committee of outside directors may use in granting an award under the 2002 Plan that is intended to satisfy the requirements of Section 162(m). In addition, if such committee has the authority to change the targets under a performance goal after shareholder approval of the goal, the material terms of the performance goals must be disclosed and reapproved by stockholders no later than five years after such stockholder approval was first received. The Performance Committee, which administers the 2002 Plan, has the authority to change the targets with respect to awards granted under the 2002 Plan. Therefore, the Performance Committee and the Board of Directors are recommending that the stockholders reapprove in their entirety the material terms of the performance goals applicable to awards granted under the 2002 Plan that are intended to satisfy the requirements of Section 162(m) as described below. Subject to such reapproval, and if the applicable performance goals are satisfied, this proposal would enable the Company to continue to issue awards under the 2002 Plan to executive officers of the Company and to obtain tax deductions with respect to such awards, without regard to the limitations of Section 162(m). If this Proposal 2 is not approved by stockholders, no further awards will be made pursuant to the performance-based provisions of the 2002 Plan. The Performance Committee, however, reserves the right to issue awards under the 2002 Plan to Named Officers that are not deductible under Section 162(m).

In furtherance of these objectives, the Board of Directors, upon the recommendation of the Performance Committee, has adopted the 2002 Plan Amendment, subject to approval by the stockholders at the Meeting. A copy of the 2002 Plan Amendment is attached hereto as Annex A.

General

The 2002 Plan Amendment was approved by the Board of Directors on April 12, 2007 and if approved by the stockholders will become effective as of March 26, 2007. The 2002 Plan provides for the granting of stock options, SARs, shares of restricted stock and restricted stock units to officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates. The 2002 Plan provides for automatic awards of options to non-employee directors of the Company and permits non-employee directors to elect to receive all or a portion of their annual retainer fees and/or Board of Directors or committee meeting attendance fees, if any (“Fees”), in shares of Class A Common Stock and/or Class B Common Stock, as described below. The 2002 Plan replaced the 1997 Equity Participation Plan, the term during which options may be granted thereunder expired on December 11, 2002, and the 1998 Plan, the term during which options may be granted thereunder expired on April 30, 2003. The term during which options may be granted under the 2002 Plan expires on June 4, 2012.

Summary of the 2002 Equity Participation Plan

The following description of the 2002 Plan is merely a summary of certain provisions thereof and is qualified in its entirety by the text of the 2002 Plan, which was filed as Exhibit A to the Company’s 2002 Proxy Statement, and the text of Amendment No. 1 to the 2002 Plan, which was filed as Annex A to the Company’s 2006 Proxy Statement, and should be read in conjunction with the following summary. Stockholders may request a copy of the 2002 Plan, as amended, by contacting the Company at: Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention: Investor Relations (212) 451-3000.

Purpose. The purpose of the 2002 Plan is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the capital stock of the Company by directors and selected officers, key employees of, and consultants to, the Company and its subsidiaries and affiliates, including the individuals named in the Summary Compensation Table, who are important to the success and growth of the business of the Company and its subsidiaries and (ii) assisting the Company to secure and retain the services of such persons. The 2002 Plan provides for granting such persons (a) options for the purchase of shares of Class A Common Stock and/or Class B Common Stock, (b) tandem SARs, (c) restricted shares of Class A Common Stock and/or Class B Common Stock that are both restricted as to transferability and subject to a substantial risk of forfeiture (“Restricted Shares”) and (d) restricted stock units each of which is a hypothetical investment equivalent to one share of capital stock (“Restricted Share Units”). The 2002 Plan also provides for automatic grants of options to non-employee directors and for non-employee directors to elect to have their Fees paid in shares. All of our employees and eight non-employee directors currently are eligible to participate under the 2002 Plan.

Administration. The 2002 Plan is administered by a committee (the “Committee”) consisting of two or more directors appointed from time to time by the Board of Directors of the Company. It is intended that the directors appointed to serve on the Committee be “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code, to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to the Company and the 2002 Plan; however, the fact that a Committee member shall fail to qualify under either of the foregoing requirements will not invalidate any award which is otherwise validly made under the 2002 Plan. The current members of the Committee (who constitute the Performance Committee) are Messrs. Schwab (Chairman), Chajet and Wasserman. The members of the Committee may be changed at any time and from time to time in the discretion of the Board of Directors. Subject to the limitations and conditions of the 2002 Plan, the Committee has authority to determine the amounts, times, forms and terms and conditions of grants under the plan, except with respect to automatic grants to non-employee directors, as discussed below. The Committee has the authority to construe and interpret the 2002 Plan and any related award agreement, and its determinations on all matters related to the 2002 Plan shall be conclusive.

Shares Subject to the Plan. Subject to certain antidilution adjustments, the maximum number of shares of Class A Common Stock that may be granted as Restricted Shares, in respect of which Restricted Share Units may be granted or that may be delivered on the exercise of options or SARs or upon a Director’s election to receive Fees in shares pursuant to the 2002 Plan is currently an aggregate of 2,000,000. Subject to certain antidilution adjustments, the maximum number of shares of Class B Common Stock that may be granted as Restricted Shares, in respect of which Restricted Share Units may be granted, or that may be delivered on the exercise of options or SARs or upon a Director’s election to receive Fees in shares pursuant to the 2002 Plan is an aggregate of 13,000,000. In addition, in no event may Restricted Shares intended to qualify as “162(m) Performance-Based Awards” (as defined below), options and/or SARs be granted under the 2002 Plan to any individual in any one calendar year in an amount exceeding an aggregate of 1,000,000 shares of Class A Common Stock or 2,000,000 shares of Class B Common Stock. The shares of Class A Common Stock and Class B Common Stock issued under the 2002 Plan may be either authorized but unissued shares or treasury shares, including such shares reacquired by the Company.

If an option expires or terminates for any reason during the term of the 2002 Plan and prior to the exercise in full of such option or the related SAR, if any, or if Restricted Shares or Restricted Share Units are forfeited as provided in the grant of such Restricted Shares or Restricted Share Units, the number of shares of Class A Common Stock or Class B Common Stock previously subject to but not delivered under such option, related SAR or grant of Restricted Shares or Restricted Share Units shall be available for awards thereafter. An option that terminates upon the exercise of a tandem SAR shall be deemed to have been exercised at the time of the exercise of such tandem SAR, and the shares of

Class A Common Stock or Class B Common Stock subject thereto shall not be available for further grants under the 2002 Plan.

Certain Provisions Relating to Options and SARs Granted to Officers. For Federal income tax purposes, options granted pursuant to the 2002 Plan will be “nonqualified” options, i.e., they will not be “incentive stock options” as such term is defined in Section 422 of the Code. The price per share to be paid by the optionee on the date an option is exercised may not be less than 85% of the “fair market value” (as defined in the 2002 Plan) on the date such option is granted. The period after which options granted under the 2002 Plan may not be exercised shall be determined by the Committee with respect to each option granted but may not exceed ten years from the date on which the option is granted and further provided that each option will expire upon the termination of the optionee’s employment or services if such termination constitutes or is attributable to a breach by the optionee of any employment agreement or if the optionee is discharged or terminated “for cause” (as determined by the Committee or the Board of Directors of the Company). The purchase price of the shares of Class A Common Stock and/or Class B Common Stock as to which an option is exercised is to be paid in cash or by check, except that the Committee may in its discretion allow such payment to be made by surrender of shares of capital stock of the Company (at their fair market value on the date of exercise) which have been held for at least six months, are not subject to a pledge or other security interest and are not Restricted Shares subject to the transferability restrictions set forth in Section 13 of the 2002 Plan (“Mature Shares”), or by a combination of cash, check and such shares of capital stock. If determined by the Committee, an optionee may also elect to purchase shares of Class A Common Stock and/or Class B Common Stock on exercise of an option by assigning to the Company a sufficient amount of the proceeds from the sale of shares upon such exercise to pay for the purchase price of all such exercised options, through a cashless exercise program (as more fully described in the 2002 Plan) or by any combination of the foregoing. In December 2006, the Performance Committee amended all agreements relating to outstanding awards of stock options issued pursuant to the 2002 Plan to provide that each such optionee would not be required to tender the purchase price of the shares being acquired under the option, but rather, upon exercise, the optionee would receive only such number of shares as is equal in value to the excess of the aggregate fair market value of the shares being purchased over the aggregate purchase price for those shares and to add a similar feature whereby an optionee could choose to have shares withheld from the shares that would otherwise be issued upon exercise of the option in order to pay minimum statutory withholding taxes.

No option or SAR granted under the 2002 Plan will be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution and an option or SAR shall be exercisable during the optionee’s lifetime only by the optionee; provided, however, that the Committee may in the applicable option agreement or at any time thereafter in an amendment to an option agreement provide that options may be transferred with or without consideration by the optionee, subject to such rules as the Committee may adopt to preserve the purpose of the 2002 Plan, (i) pursuant to a domestic relations order or (ii) to certain Permitted Transferees (as defined in the 2002 Plan), pursuant to the terms of the plan.

The Committee may in its discretion grant SARs in connection with any option, either at the time the option is granted or at any time thereafter while the option remains outstanding, to any person who at that time is eligible to be granted an option. The number of SARs granted to a person that will be exercisable during any given period of time shall not exceed the number of shares of Class A Common Stock and/or Class B Common Stock which he or she may purchase upon the exercise of the related option or options during such period of time. Upon the exercise of an option pursuant to the 2002 Plan, the SARs relating to the shares of Class A Common Stock and/or Class B Common Stock covered by such exercise shall terminate. Upon the exercise of SARs pursuant to the 2002 Plan, the related option to the extent of an equal number of shares of Class A Common Stock and/or Class B Common Stock shall terminate.

Upon an optionee’s exercise of some or all of his or her SARs, the optionee will receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, shares of Class A Common Stock and/or Class B Common Stock or a combination thereof, as determined in the sole discretion of the Committee. The stock appreciation for an SAR will be the difference between (i) the fair market value of the underlying share of Class A Common Stock and/or Class B Common Stock on the date of the exercise of such SAR and (ii) the option price per share of Class A Common Stock and/or Class B Common Stock specified for the related option.

An SAR will be exercisable only during the period determined by the Committee, which must be within the period that the option to which it is related is also exercisable.

The Committee, at its discretion, may issue replacement or reload options to an option holder who has utilized shares of Class A Common Stock and/or Class B Common Stock to pay the exercise price of an option granted under the 2002 Plan and/or to pay any withholding taxes applicable to such exercise. If granted, a replacement or reload option will be exercisable for the same number of shares as were utilized by the exercising option holder to pay such exercise price and/or withholding taxes. Any such replacement or reload option will have an exercise price equal to the fair market value of a share of Class A Common Stock and/or a share of Class B Common Stock on the date such replacement or reload option is granted, and, unless the Committee determines otherwise, all other terms and conditions of such replacement or reload option (including the date or dates on which such option shall become exercisable and the term of the option) will be identical to the terms and conditions of the exercised option with respect to which the replacement or reload option is granted. No replacement or reload option may be granted in respect of the exercise of any option granted pursuant to the 2002 Plan as an automatic grant to a non-employee director (see “Automatic Grants to Non-Employee Directors,” below).

Automatic Grants to Non-Employee Directors. Each director of the Company who is initially elected or appointed as a director after the date the Board of Directors adopts the 2002 Plan and who is not then an employee of the Company or any subsidiary or affiliate will receive under the 2002 Plan on the later of (i) the date of his or her initial election or appointment to the Board of Directors or (ii) the date of the approval of the 2002 Plan by the stockholders, nonqualified options to purchase 15,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock. On the date of each annual meeting of stockholders of the Company at which a director is reelected, such director will receive options to purchase 4,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock. Each such option will have a term of ten years, subject to earlier termination upon the option holder’s termination of service to the Company, as provided in the 2002 Plan. Each such option will become exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant, subject to continued Board membership. The exercise price per share of Class A Common Stock and Class B Common Stock to be paid by the holder of such an option is equal to the fair market value (as defined in the plan) of one share of Class A Common Stock or Class B Common Stock on the date the option is granted. The purchase price of the shares of Class A Common Stock or Class B Common Stock as to which such an option is exercised may be paid in cash, and, by check, by delivery of Mature Shares, through the cashless exercise program described above under “Certain Provisions Relating to Options and SARs Granted to Officers” or by a combination of the foregoing at the director’s election.

Elective Purchase of Shares. Directors may elect to receive in shares of Class A Common Stock and/or shares of Class B Common Stock all or any portion of the annual retainer fees and/or Board or committee meeting attendance fees that otherwise would be payable to him or her in cash pursuant to the procedures set forth in the 2002 Plan.

Any election other than an “Initial Election” (as defined in the 2002 Plan) to receive shares of Class A Common Stock and/or shares of Class B Common Stock rather than cash must be made at least six months in advance of payment and shall continue in effect until revoked by an election made at least six months in advance. There will be no limit on the number of elections or revocations that may be made by a director, except that no such election (other than an Initial Election) or revocation may take effect until at least six months after such election or revocation shall have been delivered to the Secretary of the Company. Any shares of Class A Common Stock or Class B Common Stock payable under such an election will be issued on the same date that the Fees would have been paid in cash. The number of shares of Class A Common Stock or Class B Common Stock to be issued on account of an election to receive shares of stock as payment of Fees will be based on the average of the closing prices of the shares of Class A Common Stock, or Class B Common Stock, as applicable, for the 20 consecutive trading days immediately preceding the date as of which the Fees are payable. Cash will be paid in lieu of issuing any fractional share of Class A Common Stock or Class B Common Stock.

Certain Provisions Applicable to Restricted Shares. The Committee may grant Restricted Shares to certain eligible persons at any time. In granting Restricted Shares, the Committee will determine in its sole discretion the period or periods during which the restrictions on transferability applicable to such Restricted Shares will be in force (the “Restricted Period”). During the Restricted Period applicable to each grant of Restricted Shares, such Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee’s eventual right, if any, to such Restricted Shares may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Shares, the Committee will determine in its sole discretion the restrictions on vesting which will apply to the Restricted Shares for the Restricted Period. If the Committee deems restrictions on vesting inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Shares free and clear of all restrictions on transferability. The Company will not be obligated to deliver any Restricted Shares free and clear of the restrictions on transferability until the Company has satisfied itself that such delivery complies with all applicable laws and regulations.

Certain Provisions Applicable to Restricted Share Units. The Committee may grant Restricted Share Units to certain eligible persons at any time. In granting Restricted Share Units the Committee will determine in its sole discretion the Restricted Period. During the Restricted Period applicable to each grant of Restricted Share Units, such Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee’s eventual right, if any, to such Restricted Share Units may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units the Committee will determine in its sole discretion the restrictions on vesting which will apply to the Restricted Share Units for the Restricted Period. If the Committee deems restrictions on vesting inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Share Units free and clear of all restrictions on transferability. The Company will not be obligated to deliver any Restricted Share Units free and clear of the restrictions on transferability until the Company has satisfied itself that such delivery complies with all applicable laws and regulations. Each Restricted Share Unit may, at the discretion of the Committee, be credited with cash and stock dividends paid by the Company in respect of one share of Class A Common Stock or Class B Common Stock, as applicable (“Dividend Equivalents”). Upon the expiration of the Restricted Period and the lapse of the vesting requirements, if any, with respect to any outstanding Restricted Share Units, the Company shall deliver to the grantee, or his or her beneficiary, one share of Class A Common Stock or Class B Common Stock as applicable, for each outstanding Restricted Share Unit and cash equal to any Dividend Equivalents credited with respect to such vested Restricted Share Unit or the Committee may, in its discretion, pay cash or a combination of cash and shares in lieu of delivering shares for such vested Restricted Share Units. The Committee also may, in its discretion, delay delivery of the shares, cash or combination thereof in respect of such vested Restricted Share Unit beyond the expiration of the Restricted Period.

Stockholder Rights. A grantee of shares and, except for the restrictions on transferability, a grantee of Restricted Shares will have the rights of a holder of the shares of Class A Common Stock or Class B Common Stock, as applicable, including the right to receive dividends paid on such shares and the right to vote such shares at meetings of stockholders of the Company. However, no optionee will have any of the rights of a stockholder with respect to any shares of Class A Common Stock or Class B Common Stock unless and until he or she has exercised his or her option with respect to such shares of Class A Common Stock or Class B Common Stock and has paid the full purchase price therefor.

Changes in Shares. In the event of a change in the class or series of shares which may be delivered pursuant to the Plan due to a split, reverse split, combination of shares, reclassification, recapitalization, or similar event (including, without limitation, any spin-off of a subsidiary), dividend or distribution payable in shares, extraordinary dividend payable in cash, merger, consolidation or other reorganization, the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the 2002 Plan, appropriately adjust (a) the maximum number of shares of and the classes or series of shares which may be delivered pursuant to the 2002 Plan, (b) the number of shares and the classes or series of shares subject to outstanding options, SARs, Restricted Share Units or grants of Restricted Shares, (c) the option price per share of outstanding options, (d) any performance based vesting restrictions on any plan agreement that are based on stock price and (e) any other provisions of the 2002 Plan, provided that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding option or SAR as nearly as practicable, equivalent to such option or SAR, as the case may be, immediately prior to such change and (ii) no such adjustment shall give any optionee any additional benefits under any outstanding option. Further, with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing such awards to fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

Changes in Control or Reorganizations. The 2002 Plan also provides that upon (i) the acquisition by any person of 50% or more of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors, or (ii) a majority of the directors of the Company being individuals who are not nominated by the Board of Directors (a “Plan Change of Control”), any outstanding options granted under the 2002 Plan shall become fully and immediately exercisable and any restrictions on vesting applicable to any Restricted Shares or Restricted Share Units will lapse and such Restricted Shares or Restricted Share Units will be delivered free and clear of all transferability restrictions. The acquisition of any portion of the combined voting power of the Company by Nelson Peltz or Peter W. May or by any person affiliated with such persons will not constitute a Plan Change of Control. In addition, the 2002 Plan provides that in the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a “Reorganization Event”) or in the event that the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions: (i) by written notice to each optionee, provide that his or her options and/or SARs will be terminated or repurchased by the Company unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such options); and (ii) advance the date or dates upon which any or all outstanding options shall be exercisable.

162(m) Performance-Based Awards. The Committee may determine that an award of Options, SARs, Restricted Shares or Restricted Share Units which would not otherwise qualify as “performance- based compensation” under Section 162(m) of the Code shall be made to so qualify by the implementation of additional vesting conditions based on the attainment of performance standards in accordance with rules set forth in the 2002 Plan. The performance standards will be based on objective, quantifiable measures for the Company as a whole, or the operating units of the Company, with respect to a period established by the Committee (a “Performance Period”) and may include, and will be limited to, one or more of the following:

1.	earnings per share;

2.	market share;

3.	margins (limited to gross margin, “Adjusted EBITDA” (as defined below) margin, and Adjusted EBITDA (as defined below, but excluding clause (1) thereof) margin);

4.	productivity improvement;

5.	costs or expenses;

6.	successful completion of acquisitions, dispositions, recapitalizations, financings or refinancings;

7.	total return on investment portfolio;

8.	pre-tax net realized capital gains;

9.	stock price;

10.	net investment income;

If the 2002 Plan Amendment is approved by stockholders at the Meeting, the following additional criteria would be added to the foregoing list:

11.

consolidated net income, plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) interest expense, income taxes, depreciation expense and amortization expense; and

12.	aggregate consolidated net income for the applicable fiscal year determined in accordance with United States generally accepted accounting principles as in effect from time to time

(“GAAP”), applied on a basis consistent with past practice, modified as follows (as so modified, “Modified EBITDA”):

plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) the following items on a consolidated basis: (a) interest expense; (b) income taxes; (c) depreciation expense; and (d) amortization expense;

minus (without duplication and only to the extent such amount was included in calculating such consolidated net income) the following items on a consolidated basis: (e) interest income; and (f) other income not included in operating profit under GAAP;

and further adjusted to exclude the impact of: (i) Annual Operating Plan net expense variances attributable to the financing of new units (opened during the applicable fiscal year) through capital leases instead of operating leases as contemplated by the Annual Operating Plan, provided that (A) no adjustment under this clause (i) shall be made in respect of such new units in excess of the total number of new units contemplated by the Annual Operating Plan, (B) no adjustment under this clause (i) shall be made in respect of (1) new units financed through capital leases, other than such new units in excess of the total number of new units contemplated by the Annual Operating Plan to be financed through capital leases or (2) new units financed through operating leases, other than such new units in excess of the total number of new units contemplated by the Annual Operating Plan to be financed through operating leases; (ii) acquisitions and dispositions, by (A) disregarding for any portion of the fiscal year in which any assets are acquired (and any later fiscal years) any portion of actual Modified EBITDA attributable to any such acquired assets and (B) reducing the applicable Performance Goal and Cumulative Performance Goal for the fiscal year in which any assets are disposed (and any later fiscal years) by the projected amount of Modified EBITDA attributable to any such disposed assets for the portion of the fiscal year of disposition (and any later fiscal years) that was reflected in such Performance Goal and Cumulative Performance Goal; (iii) all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto; and (iv) all items of expense related to equity based compensation determined in accordance with the standards established by Statement of Financial Accounting Standards No.123(R), and any amendment, modification or successor thereto.

No award under the 2002 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will vest in respect of a period in which performance fails to attain or exceed the minimum level for any of the performance standards.

For purposes of the performance goals described above, “Adjusted EBITDA” for any referenced period shall mean the Company’s (or with respect to an acquired company, the acquired company’s) operating income for such period, as reflected on its consolidated audited financial statements, adjusted to exclude the impact of:

(1)	depreciation and amortization expenses;

(2)	any amounts accrued pursuant to management bonus plans and related employer payroll taxes for the fiscal year;

(3)	any discretionary or matching contributions to the Company’s 401(k) Plan and other deferred compensation plans for the applicable fiscal year;

(4)

all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto (“APB Opinion No. 30”);

(5)	all items of gain, loss or expense related to restructuring charges of subsidiaries whose operations are not included in operating income for the fiscal year;

(6)	all items of gain, loss or expense related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30;

(7)	any profit or loss attributable to the business operations of any entity acquired by the Company or any consolidated subsidiary during the Plan Year;

(8)

the reduction in carrying value of long-lived assets, in accordance with FASB Pronouncement No. 121 and/or FASB Pronouncement No. 144, and any amendment, restatement, modification, supplement or successor thereto; and

(9)

all items of expense related to equity-based compensation determined in accordance with the standards established by Opinion No. 25 of the Accounting Principles Board or FASB Pronouncement No. 123, and any amendment, restatement, modification, supplement or successor thereto.

In addition, operating income will not be adjusted for a minority interest holder’s share of a consolidated subsidiary’s operating income or loss.

Amendment and Discontinuance. The 2002 Plan provides that the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any regulatory requirement applicable to the 2002 Plan and, provided further, that any such amendment, alteration, suspension, discontinuance or termination that would impair any rights under any award theretofore made under the 2002 Plan shall not to that extent be effective without the consent of the person to whom such award was made.

Effective Date and Duration of the 2002 Plan. The 2002 Plan was approved by the Board of Directors on April 25, 2002 and became effective on June 4, 2002, the date of its approval by the Company’s stockholders. The term during which awards may be granted under the 2002 Plan will expire on June 4, 2012.

New Plan Benefits

Other than with respect to the grant to Mr. Smith of 33,333 restricted shares of Class B Common Stock that will vest upon the attainment of the specified levels of Modified EBITDA if the 2002 Plan Amendment is approved by stockholders and non-employee directors’ automatic awards and shares received in lieu of Fees, awards under the 2002 Plan will be determined by the Committee in its discretion and it is, therefore, not possible to predict the awards that will be made to particular officers in the future under the 2002 Plan. For information regarding option grants made to the Named Officers for fiscal 2006, under the 2002 Plan, see the table entitled “Grants of Plan-Based Awards” above. Set forth below is information regarding the aforementioned grant to Mr. Smith and the automatic option awards that will be received by non-employee directors in fiscal 2007 under the 2002 Plan:

	Estimated Option Exercise Price	Number of Shares Of Class A Common Stock Options(2)	Number of Shares of Class B Common Stock Options(2)	Dollar Value of Restricted Shares ($)		Number of Class B Common Stock Restricted Shares
Non-Employee Directors	$(1)	32,000	64,000	0		0
Roland C. Smith	N/A	0	0	$589,994	(3)	33,333	(3)

(1)

Estimated exercise price for options to acquire Class A Common Stock is $18.49 and for options to acquire Class B Common Stock is $17.08, based on the closing price of the Class A Common Stock and Class B Common Stock on April 12, 2007. The actual exercise price will be based on the “fair market value” of the shares of Class A Common Stock on the date of the Meeting.

(2)

Assumes all eight incumbent non-employee directors nominated for election at the Meeting are elected and no additional directors are elected or appointed in fiscal 2007. Directors may also elect to have some or all of their Fees paid in shares of Class A Common Stock and/or Class B Common Stock under the 2002 Plan.

(3)

Dollar value of restricted shares of Class B Common Stock is based on the closing price of the Class B Common Stock on March 26, 2007, the date of the grant of the shares to Mr. Smith. These shares are a portion of the 100,000 restricted shares of Class B Common Stock to be received by Mr. Smith that were reported in the Company’s 2006 Proxy Statement. The remaining 66,667 restricted shares of Class B Common Stock granted to Mr. Smith vest over time and such grant is not conditioned upon approval of Proposal (2) by stockholders.

Federal Tax Consequences of Options

The following summary of the Federal income tax consequences of the grant and exercise of nonqualified options awarded under the 2002 Plan, and the disposition of shares purchased pursuant to the exercise of such stock options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations.

No income will be realized by an optionee upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “Spread”) at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes subject to the possible limitations on deductibility under sections 280G and 162(m) of the Code of compensation paid to executives designated in those sections. The optionee’s tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon sale of the shares received by the optionee upon exercise of the nonqualified stock option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The optionee’s holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.

Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. However, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company’s board of directors (or a committee composed solely of two or more non-employee directors) or (ii) approved in advance, or subsequently ratified, by the Company’s stockholders no later than the next annual meeting of stockholders. If the grant satisfies either of the conditions described in clauses (i) or (ii) above, the taxable event will ordinarily be the date of exercise. However, if an option is exercised by a Section 16 Person within six months after the date of grant and neither of the conditions described in clauses (i) or (ii) above are satisfied, taxation will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise.

The payment by an optionee of the exercise price, in full or in part, with previously acquired shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionee upon the surrender of the previously acquired shares to the Company, and shares received by the optionee, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to the Company and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionee in excess of the number of shares surrendered to the Company will be taxable to the optionee. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

Required Vote

Under relevant New York Stock Exchange rules relating to approval of amendments to equity compensation plans, approval of the proposed amendment will require the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. The Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the Meeting to reapprove the performance based provisions of the 2002 Plan. Pursuant to a voting agreement among Messrs Peltz and May, Messrs. Peltz and May have agreed to vote, and to cause their “family members” and “affiliates” (each as defined in the voting agreement) to vote, their stock in favor of the 2002 Plan Amendment. As of April 12, 2007, Messrs. Peltz and May and such family members and affiliates held an aggregate of approximately 34.4% of the voting power of the Company’s outstanding Class A and Class B Common Stock.

Interests of Certain Persons in the Proposal

As indicated above, Mr. Smith has received a grant of 33,333 restricted shares of Class B Common Stock, the effectiveness of which is subject to the approval of the 2002 Plan Amendment by stockholders at the Meeting. To the extent that our directors and other executive officers may in the future receive awards under the 2002 Plan, they also may be deemed to have an interest in the 2002 Plan Amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2002 EQUITY PARTICIPATION PLAN AND THE REAPPROVAL OF THE PERFORMANCE BASED PROVISIONS OF THE 2002 PLAN.

PROPOSAL 3.
APPROVAL OF AN AMENDMENT TO THE COMPANY’S 1999 EXECUTIVE BONUS PLAN

Introduction

At the Meeting, you are being asked to approve an amendment, in the form attached hereto as Annex B (the “1999 Plan Amendment”), to the Performance Goal Award portion of Company’s 1999 Executive Bonus Plan. The 1999 Plan Amendment, which is described in greater detail below, adds an additional performance criterion that the Performance Committee, which administers the 1999 Executive Bonus Plan, may select in establishing appropriate performance goals for “Performance Goal Bonus Awards” (as defined in the 1999 Executive Bonus Plan). The Performance Committee and our Board of Directors have approved the 1999 Plan Amendment subject to approval by our stockholders. The 1999 Plan Amendment will provide the Performance Committee with more flexibility in determining appropriate performance goals, and the performance periods for meeting those performance goals, when granting Performance Goal Bonus Awards. If approved by our stockholders, the 1999 Plan Amendment will become effective as of March 26, 2007.

Approval of the 1999 Plan Amendment by our stockholders will permit ARG to pay Roland Smith, Chief Executive Officer of ARG, a bonus with respect to 2007 that is based on a performance criteria that relates to ARG and that we, ARG and Mr. Smith have agreed is an appropriate measure by which to assess his performance in 2007. The Performance Committee used that criteria in setting performance goal bonus award targets under the 1999 Executive Bonus Plan for Mr. Smith for 2007, subject to approval of the 1999 Plan Amendment by our stockholders at the Meeting.

Our stockholders are also being asked to approve the 1999 Plan Amendment to ensure that Performance Goal Bonus Awards made under the 1999 Executive Bonus Plan using the performance criterion added by the 1999 Plan Amendment will be deductible by the Company. Section 162(m) generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1.0 million paid in any year to their chief executive officer, or any of their other four most highly compensated executive officers, unless such payments are “performance-based” in accordance with conditions specified under Section 162(m). One of those conditions requires the Company to obtain stockholder approval of each performance criterion that the Performance Committee may use in granting a Performance Goal Bonus Award.

The 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The 1999 Executive Bonus Plan provides for two types of bonuses to be awarded to designated participants: “Formula Bonus Awards” (which are not the subject of the 1999 Plan Amendment) and Performance Goal Bonus Awards. The 1999 Executive Bonus Plan was approved by our stockholders on September 23, 1999 and the Performance Goal Bonus Award portion of the 1999 Executive Bonus Plan was re-approved by our stockholders on June 9, 2004. An amendment to the 1999 Executive Bonus Plan was approved on June 1, 2005. The Performance Goal Bonus Award portion of the 1999 Executive Bonus Plan is described in greater detail below.

Summary of the Amendment to the 1999 Executive Bonus Plan

The following description of the 1999 Plan Amendment is merely a summary of certain provisions thereof and is qualified in its entirety by the full text of the 1999 Plan Amendment attached hereto as Annex B and should be read in conjunction with the following summary.

Performance Goal Bonus Awards. The 1999 Plan Amendment adds “Modified EBITDA” (defined below) as an additional criterion for determining the performance of the Company (or operating units of the Company).

Summary of the Performance Goal Bonus Award Portion of the 1999 Executive Bonus Plan, as amended by the 1999 Plan Amendment

The following description of the Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan is merely a summary of certain provisions thereof and is qualified in its entirety by the text of the 1999 Executive Bonus Plan, which was filed as Annex A to the Company’s 1999 Proxy Statement, and the text of an Amendment to the 1999 Executive Bonus Plan, which was filed as Annex A to the Company’s 2005 Proxy Statement, and should be read in conjunction with the following summary. Stockholders may request a copy of the 1999 Executive Bonus Plan, as amended, by contacting the Company at: Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention: Investor Relations (212) 451-3000.

Administration. The Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan is administered by a committee (the “Committee”) that is selected by the Board and is composed of two or more members of the Board, each of whom is required to be an “outside director” (within the meaning of Section 162(m)). The Committee is currently the Performance Committee and will be the Compensation Committee if it meets the preceding requirements.

The Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan. Without limiting the generality of the foregoing, and in addition to any other authority or responsibility specifically granted to the Committee in the 1999 Executive Bonus Plan, the Committee has the exclusive right to (a) interpret the 1999 Executive Bonus Plan, (b) determine eligibility for participation in the 1999 Executive Bonus Plan, (c) decide all questions concerning eligibility for and the amount of awards payable under the 1999 Executive Bonus Plan, (d) construe any ambiguous provision of the 1999 Executive Bonus Plan, (f) correct any default, (g) supply any omission, (h) reconcile any inconsistency, (i) issue administrative guidelines as an aid to administer the 1999 Executive Bonus Plan, (j) make regulations for carrying out the 1999 Executive Bonus Plan and make changes in such regulations as they from time to time deem proper and (k) decide any and all questions arising in the administration, interpretation and application of the 1999 Executive Bonus Plan.

The Committee has full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the 1999 Executive Bonus Plan including, without limitation, its construction of the terms of the 1999 Executive Bonus Plan and its determination of eligibility for participation and awards under the 1999 Executive Bonus Plan. The decisions of the Committee and its actions with respect to the 1999 Executive Bonus Plan are final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the 1999 Executive Bonus Plan. However, except to the extent otherwise prohibited by law or to the extent such delegation would cause any award to fail to satisfy the requirements of Section 162(m), the Committee may delegate in writing to one or more persons some or all of its authority; provided, however, that awards to participants who are “covered employees” within the meaning of Section 162(m) (“Covered Employees”) must be made by the Committee.

Effective Date. The 1999 Executive Bonus Plan became effective as of May 3, 1999. The Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan was reapproved by the Company’s stockholders on June 9, 2004 and an amendment to the 1999 Executive Bonus Plan was approved by the Company’s stockholders on June 1, 2005.

Eligibility. The 1999 Executive Bonus Plan provides that the Committee designate for each Plan Year(s) which executive officers and key employees of the Company and its subsidiaries, if any, will be eligible for a Performance Goal Bonus Award for such Plan Year(s). The Committee designates such individuals prior to the date on which the Committee establishes the “Performance Goals” (as defined below) for a Plan Year(s) (as discussed below). The Committee may designate at any time Performance Goal Bonus Award(s) for one or more executive officers or key employees in respect of more than one Plan Year, provided that the designation shall be made no later than the “Performance Goals Date” (as defined below) of the first Plan Year in respect of which the Performance Goal Bonus Award(s) is granted. A “Plan Year” is the Company’s accounting fiscal year or such other period as the Committee in its sole discretion may determine.

Performance Goal Bonus Awards. Each Performance Goal Bonus Award is payable only upon achievement over the Plan Year(s) of pre-established objective performance goals established by the Committee for such Plan Year(s) (the “Performance Goals”). The Committee may designate one or more Performance Goals with respect to Performance Goal Bonus Awards available under the 1999 Executive Bonus Plan. The Performance Goals will be based on attainment of specific levels of performance of the Company (or operational units of the Company) with reference to one or more of the following criteria:

(1)	earnings per share;

(2)	market share;

(3)	margins (limited to gross margin, Adjusted EBITDA (as defined below) margin, and Adjusted EBITDA (as defined below but excluding clause (1) thereof) margin);

(4)	productivity improvement;

(5)	costs or expenses;

(6)	successful completion of acquisitions, dispositions, recapitalizations, financings or refinancings;

(7)	total return on investment portfolio;

(8)	pre-tax net realized capital gains;

(9)	stock price;

(10)	net investment income; and

(11)

consolidated net income, plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) interest expense, income taxes, depreciation expense and amortization expense.

If the 1999 Plan Amendment is approved by stockholders at the Meeting, the following additional criterion, “Modified EBITDA,” would be added to the foregoing list:

(12)

aggregate consolidated net income for the applicable fiscal year determined in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”), applied on a basis consistent with past practice, modified as follows (as so modified “Modified EBITDA”):

plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) the following items on a consolidated basis: (a) interest expense; (b) income taxes; (c) depreciation expense; and (d) amortization expense;

minus (without duplication and only to the extent such amount was included in calculating such consolidated net income) the following items on a consolidated basis: (e) interest income; and (f) other income not included in operating profit under GAAP;

and further adjusted to exclude the impact of: (i) Annual Operating Plan net expense variances attributable to the financing of new units (opened during the applicable fiscal year) through capital leases instead of operating leases as contemplated by the Annual Operating Plan, provided that (A) no adjustment under this clause (i) shall be made in respect of such new units in excess of the total number of new units contemplated by the Annual Operating Plan, (B) no adjustment under this clause (i) shall be made in respect of (1) new units financed through capital leases, other than such new units in excess of the total number of new units contemplated by the Annual Operating Plan to be financed through capital leases or (2) new units financed through operating leases, other than such new units in excess of the total number of new units contemplated by the Annual Operating Plan to be financed through operating leases; (ii) acquisitions and dispositions, by (A) disregarding for any portion of the fiscal year in which any assets are acquired (and any later fiscal years) any portion of actual Modified EBITDA attributable to any such acquired assets and (B) reducing the applicable Performance Goal and Cumulative Performance Goal for the fiscal year in which any assets are disposed (and any later fiscal years) by the projected amount of Modified EBITDA attributable to any such disposed assets for the portion of the fiscal year of disposition (and any later fiscal years) that was reflected in such Performance Goal and Cumulative Performance Goal; (iii) all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto; and (iv) all items of expense related to equity based compensation determined in accordance with the standards established by Statement of Financial Accounting Standards No.123(R), and any amendment, modification or successor thereto.

“Adjusted EBITDA” for any Plan Year means operating income for such Plan Year (or other referenced period), as reflected on the Company’s consolidated audited financial statements, adjusted to exclude the impact of:

(1)	depreciation and amortization expenses;

(2)	any amounts accrued pursuant to management bonus plans including, but not limited to, the 1999 Executive Bonus Plan, and related employer payroll taxes for the applicable period;

(3)	any discretionary or matching contributions to the Company’s 401(k) Plan and other deferred compensation plans for the applicable period;

(4)

all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board (“APB Opinion No. 30”);

(5)	all items of gain, loss or expense related to restructuring charges of subsidiaries whose operations are not included in operating income for the applicable period;

(6)	all items of gain, loss or expense related to discontinued operations that do not qualify as a segment of a business as defined under APB Opinion No. 30;

(7)	any profit or loss attributable to the business operations of any entity acquired by the Company or any consolidated subsidiary during the applicable period;

(8)	the reduction in carrying value of long-lived assets, in accordance with Financial Accounting Standards Board (“FASB”) Pronouncement No. 121; and

(9)	all items of expense related to equity-based compensation determined in accordance with the standards established by Opinion No. 25 of the Accounting Principles Board or FASB Pronouncement No. 123.

In addition, operating income will not be adjusted for a minority interest holder’s share of a consolidated subsidiary’s operating income or loss.

The Committee establishes the Performance Goals as to each participant and, if more than one Performance Goal is established, the weighting of the Performance Goals, no later than 90 days after the commencement of the Plan Year or such earlier date as may be required in order for the Performance Goal Bonus Awards in respect of such Plan Year to qualify as “performance based compensation” for purposes of Section 162(m) (the “Performance Goals Date”). On or before the Performance Goals Date as to each Plan Year, the Committee establishes a written schedule of the amount of a Performance Goal Bonus Award that will be payable to a participant under the 1999 Executive Bonus Plan if the Performance Goals are satisfied.

As soon as practicable following the end of the applicable Plan Year, the Committee certifies in writing whether the Performance Goals established for the Plan Year have been attained and calculates the Performance Goal Bonus Award, if any, payable to each participant under the schedule established above. Performance Goal Bonus Awards are paid in a lump sum cash payment as soon as practicable after the amount thereof has been determined and certified by the Committee and following the delivery of the audited consolidated financial statements of the Company with respect to such Plan Year.

The Committee may, at any time prior to the Performance Goals Date for a Plan Year, or, subject to the following paragraph, at any time thereafter in its sole and absolute discretion, adjust or modify the calculation of a Performance Goal for such Plan Year in order to prevent the dilution or enlargement of the rights of participants (a) in the event or in anticipation of any unusual or extraordinary corporate item, transaction, event or development, (b) in recognition or in anticipation of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to or in anticipation of changes in applicable laws, regulations, accounting principles or business conditions and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

The Committee may exercise such discretion set forth in the preceding paragraph after the Performance Goals Date only if it reasonably determines that such exercise would not cause the payment of a Performance Goal Bonus Award to fail to qualify as “performance-based compensation” under Section 162(m). In determining entitlement to payment in respect of a Performance Goal Bonus Award, the Committee may, through use of “negative discretion”, reduce or eliminate such award, if that discretion is permitted under Section 162(m).

Notwithstanding any provision in the 1999 Executive Bonus Plan to the contrary, in no event will a Performance Goal Bonus Award be paid for a Plan Year in which performance fails to attain or exceed the minimum level for any of the Performance Goals, and in no event will any Performance Goal Bonus Award in respect of any Plan Year exceed $5.0 million to any single participant.

Amendment to the Plan. The Committee may amend, suspend or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant’s consent. No amendment will be made that will cause the compensation payable under the 1999 Executive Bonus Plan in respect of any Performance Goal Bonus Award previously granted or pending to fail to satisfy the requirements of the performance-based compensation exception of Section 162(m). No amendment will be made without stockholder approval to the extent stockholder approval is necessary to cause any Performance Goal Bonus Award previously granted or pending to satisfy the performance-based compensation exception of Section 162(m).

New Plan Benefits

Because Performance Goal Bonus Awards payable under the 1999 Executive Bonus Plan, as amended by the 1999 Plan Amendment, are based on satisfaction of certain performance goals in each Plan Year, it cannot be determined at this time what amounts under the Performance Goal Bonus Awards portion of the 1999 Executive Bonus Plan, as amended by the 1999 Plan Amendment, if any, will be received by any participants with respect to the 2007 Plan Year. As noted above, the performance goals for the Performance Goal Bonus Award that may be paid to Mr. Smith for 2007 are based on the achievement by ARG of certain levels of Modified EBITDA, the additional criterion to be added to the 1999 Executive Bonus Plan by the 1999 Plan Amendment. The maximum Performance Goal Bonus Award that may be paid to Mr. Smith with respect to 2007 has been set by the Performance Committee at 175% of his annual base salary, or $1,750,000.

In addition, the amounts that would have been paid to participants if the 1999 Plan Amendment had been in effect during the 2006 Plan Year cannot be determined for any participants because the 1999 Plan Amendment simply adds an additional criterion to the 1999 Executive Bonus Plan, and the 1999 Executive Bonus Plan does not require that any specific criterion be used with respect to any Performance Goal Bonus Award. The bonuses paid to Messrs. Peltz, May, Garden, McCarron and Sachs included in the “Summary Compensation Table” above with respect to 2006, were pursuant to the 1999 Executive Bonus Plan.

Each of Messrs. Peltz, May, Garden, McCarron, Sachs, Schorr and Smith have been designated as participants in the 1999 Executive Bonus Plan and are eligible to receive Performance Goal Bonus Awards in respect of the 2007 Plan Year.

Required Vote

The Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the Meeting to approve the 1999 Plan Amendment. Pursuant to a voting agreement among Messrs Peltz and May, Messrs. Peltz and May have agreed to vote, and to cause their “family members” and “affiliates” (each as defined in the voting agreement) to vote, their stock in favor of the Amendment. As of April 12, 2007, Messrs. Peltz and May and such family members and affiliates held an aggregate of approximately 34.4% of the voting power of the Company’s outstanding Class A and Class B Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1999 EXECUTIVE BONUS PLAN.

PROPOSAL 4.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Introduction

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accountants for fiscal 2007. Deloitte has acted as the Company’s independent registered public accountants since July 9, 1994.

Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting. Although ratification of the selection of Deloitte as the Company’s independent registered public accountants is not required by the Company’s By-Laws or otherwise, we are asking stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at anytime during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In the event that the Company’s stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider whether or not to retain Deloitte as the Company’s independent registered public accountants.

Auditor Fees

The following is a description of the fees billed to the Company by Deloitte during the fiscal years ended December 31, 2006 and January 1, 2006:

Audit Fees: Audit fees paid by the Company to Deloitte in connection with Deloitte’s review and audit of the Company’s annual financial statements, Deloitte’s review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements totaled approximately $4,035,900 for fiscal 2006 and $3,045,851 for fiscal 2005.

Audit-Related Fees: The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the “Audit Fees” above were $500,717 for fiscal 2006 (principally for work done by Deloitte in connection with a Current Report on Form 8-K and a registration statement on Form S-3 that were filed in connection with the Company’s acquisition of the RTM Restaurant Group, standalone financial statements for certain subsidiaries of the Company and audits of certain “frozen” defined benefit plans) and $2,344,442 for fiscal 2005 (principally for due diligence with respect to the RTM acquisition).

Tax Fees: The aggregate fees billed by Deloitte for professional services rendered by Deloitte for tax compliance, tax advice and tax planning were $128,935 for fiscal 2006 (principally related to tax related research and matters related to the acquisition of the RTM Restaurant Group) and $148,675 in fiscal 2005 (principally related to tax related research and matters related to the acquisition of the RTM Restaurant Group).

All Other Fees: Fees billed to the Company by Deloitte for all other products and services provided to the Company and not reported under the three prior headings were $0 for both fiscal 2006 and fiscal 2005.

As noted in the Audit Committee Report (see page 51), the Audit Committee has considered whether the provision of services by Deloitte that were not related to the audit of the Company’s consolidated financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q is compatible with maintaining Deloitte’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a pre-approval policy that provides that the Company’s independent auditor may provide only those services that are pre-approved by the Audit Committee. The Audit Committee must also pre-approve any services provided to the Company or any subsidiary by any separate firm that audits the financial statements of any subsidiary if the Company’s independent auditor expressly relies on the audit report of such separate firm in its own report on the Company’s financial statements. In general, predictable and recurring covered services may be approved by the Audit Committee (and not any delegate of the committee) on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered service, provided that the pre-approval is sufficiently detailed to identify the scope of service to be provided. The policy includes a list of covered services that may be pre-approved, by class, on annual basis. Any engagement of the independent auditor to perform a pre-approved non-audit service is to be reported by management to the Audit Committee at its next scheduled meeting following the engagement of the independent auditor for such service.

Services proposed to be provided by the independent auditor that have not been pre-approved, by class, and the fees for such proposed services must be pre-approved on an individual basis by the Audit Committee or its delegate. Commencing in 2006, the total payments that may be made with respect to covered services that constitute “Tax Fees” and “All Other Fees” (as shown above) that have been pre-approved by class may not exceed $200,000 per year. Once such amount has been expended in any year, any additional services (including any additional payments for services pre-approved that constitute “Tax” and “Other” services) that constitute “Tax” or “Other” services must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee (or its delegate(s)).

The Audit Committee may delegate to one or more of its members the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services (subject to the limitation on “Tax” and “Other” services noted above), provided that the aggregate estimated fees for the current and all future periods in which the service is to be rendered will not exceed $100,000 for any applicable fiscal year and that the aggregate estimated fees of all covered services approved by the delegate(s) during any fiscal year may not exceed $1,000,000 for any applicable fiscal year. Any pre-approval granted by a delegate(s) is to be reported to the full Audit Committee no later than its next scheduled meeting.

None of the non-audit services provided by Deloitte in 2006 were approved under the Securities and Exchange Commission’s de minimis exception to audit committee approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

OTHER MATTERS

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $8,500, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of- pocket expenses in forwarding proxy materials to their principals.

Contacting Directors

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send an e-mail to corporate-secretary@triarc.com or you may write to Triarc Companies, Inc., 280 Park Avenue, New York, New York 10017, Attention: Corporate Secretary. Such communications should specify the intended recipient or recipients and will be forwarded by the Corporate Secretary to such recipient or recipients. Any communications that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee.

Stockholder Proposals for the 2008 Annual Meeting

From time to time, stockholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. It is currently expected that the next Annual Meeting will be held during the early part of June 2008, with the related proxy statement being first mailed to stockholders on or about April 25, 2008. To be considered for the 2008 Annual Meeting of Stockholders of the Company, proposals must be received by the Company no later than December 31, 2007, and must otherwise comply with Rule 14a-8 under the Exchange Act.

Stockholders who do not wish to follow Rule 14a-8 under the Exchange Act in proposing a matter for action at the next annual meeting may also submit a proposal pursuant to the procedural requirements set forth in Triarc’s Certificate of Incorporation. Any such proposals must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to a nominee. The Nominating and Corporate Governance Committee has adopted certain rules with respect to nominations for Board membership. See “Proposal 1. Election of Directors—Board Meetings and Certain Committees of the Board—Nominating and Corporate Governance Committee” above. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 280 Park Avenue, New York, New York 10017.

Householding of Annual Meeting Materials

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial owners of our Class A Common Stock or Class B Common Stock who share the same address or household may not receive separate copies of this proxy statement and our 2006 Annual Report. We will promptly deliver an additional copy of either document to you if you write or call us at: Triarc Companies, Inc., 280 Park Avenue, New York, NY 10017, Attention: Investor Relations; Telephone: (212) 451-3000.

Stockholders may also call or write to us at the above address or contact our transfer agent, American Stock Transfer & Trust Company at 59 Maiden Lane, New York, NY 10038, (800) 937-5449 or (718) 921-8124 if they wish to receive a separate annual report or proxy statement either now or in the future.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and proxy statement, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of each of these documents for your household, you may contact our transfer agent at the above address or through its website at www.amstock.com.

Annual Report on Form 10-K

The Company will provide copies of the Form 10-K, as amended, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 280 Park Avenue, New York, New York 10017, Attn: Investor Relations; Telephone: (212) 451-3000. Copies of the Form 10-K may also be obtained from the Company’s website at http://www.triarc.com.

By Order of the Board of Directors
STUART I. ROSEN Secretary

New York, New York
April 30, 2007

ANNEX A

AMENDMENT NO. 2 TO TRIARC COMPANIES, INC.
AMENDED AND RESTATED 2002 EQUITY PARTICIPATION PLAN

The Triarc Companies, Inc. Amended and Restated 2002 Equity Participation Plan, as amended (as so amended, the “Plan”) is hereby amended as follows, to be effective as of March 26, 2007, subject to approval of this Amendment No. 2 by the holders of a majority of the votes cast on a proposal to approve this Amendment No. 2 at the next Annual Meeting of Stockholders of Triarc Companies, Inc., currently scheduled to be held on June 6, 2007, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal:

1. Items 9 and 10 following the first paragraph of Section 27 of the Plan are replaced in their entirety and new Items 11 and 12 are added to read as follows:

9. stock price;

10. net investment income;

11. consolidated net income, plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) interest expense, income taxes, depreciation expense and amortization expense; or

12. aggregate consolidated net income for the applicable fiscal year determined in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP”), applied on a basis consistent with past practice, modified as follows (as so modified, “Modified EBITDA”):

plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) the following items on a consolidated basis: (a) interest expense; (b) income taxes; (c) depreciation expense; and (d) amortization expense;

minus (without duplication and only to the extent such amount was included in calculating such consolidated net income) the following items on a consolidated basis: (e) interest income; and (f) other income not included in operating profit under GAAP;

and further adjusted to exclude the impact of: (i) Annual Operating Plan net expense variances attributable to the financing of new units (opened during the applicable fiscal year) through capital leases instead of operating leases as contemplated by the Annual Operating Plan, provided that (A) no adjustment under this clause (i) shall be made in respect of such new units in excess of the total number of new units contemplated by the Annual Operating Plan, (B) no adjustment under this clause (i) shall be made in respect of (1) new units financed through capital leases, other than such new units in excess of the total number of new units contemplated by the Annual Operating Plan to be financed through capital leases or (2) new units financed through operating leases, other than such new units in excess of the total number of new units contemplated by the Annual Operating Plan to be financed through operating leases; (ii) acquisitions and dispositions, by (A) disregarding for any portion of the fiscal year in which any assets are acquired (and any later fiscal years) any portion of actual Modified EBITDA attributable to any such acquired assets and (B) reducing the applicable Performance Goal and Cumulative Performance Goal for the fiscal year in which any assets are disposed (and any later fiscal years) by the projected amount of Modified EBITDA

A-1

attributable to any such disposed assets for the portion of the fiscal year of disposition (and any later fiscal years) that was reflected in such Performance Goal and Cumulative Performance Goal; (iii) all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto; and (iv) all items of expense related to equity based compensation determined in accordance with the standards established by Statement of Financial Accounting Standards No. 123(R), and any amendment, modification or successor thereto.

3. Except for the foregoing amendments set forth in paragraphs 1 and 2 above, all of the terms and conditions of the Plan shall remain in full force and effect.

A-2

ANNEX B

AMENDMENT TO THE
TRIARC COMPANIES, INC. 1999 EXECUTIVE BONUS PLAN

The Triarc Companies, Inc. 1999 Executive Bonus Plan is hereby amended, effective as of March 26, 2007, as follows:

1. Sections 4(b)(i)10 and 4(b)(i)11 are replaced in their entirety and a new Section 4(b)(i)12 is added to read as follows:

10. net investment income;

11. consolidated net income, plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) interest expense, income taxes, depreciation expense and amortization expense; and

12. aggregate consolidated net income for the applicable fiscal year determined in accordance with United States generally accepted accounting principles as in effect from time to time (“GAAP ”), applied on a basis consistent with past practice, modified as follows (as so modified, “Modified EBITDA”):

plus (without duplication and only to the extent such amount was deducted in calculating such consolidated net income) the following items on a consolidated basis: (a) interest expense; (b) income taxes; (c) depreciation expense; and (d) amortization expense;

minus (without duplication and only to the extent such amount was included in calculating such consolidated net income) the following items on a consolidated basis: (e) interest income; and (f) other income not included in operating profit under GAAP;

and further adjusted to exclude the impact of: (i) Annual Operating Plan net expense variances attributable to the financing of new units (opened during the applicable fiscal year) through capital leases instead of operating leases as contemplated by the Annual Operating Plan, provided that (A) no adjustment under this clause (i) shall be made in respect of such new units in excess of the total number of new units contemplated by the Annual Operating Plan, (B) no adjustment under this clause (i) shall be made in respect of (1) new units financed through capital leases, other than such new units in excess of the total number of new units contemplated by the Annual Operating Plan to be financed through capital leases or (2) new units financed through operating leases, other than such new units in excess of the total number of new units contemplated by the Annual Operating Plan to be financed through operating leases; (ii) acquisitions and dispositions, by (A) disregarding for any portion of the fiscal year in which any assets are acquired (and any later fiscal years) any portion of actual Modified EBITDA attributable to any such acquired assets and (B) reducing the applicable Performance Goal and Cumulative Performance Goal for the fiscal year in which any assets are disposed (and any later fiscal years) by the projected amount of Modified EBITDA attributable to any such disposed assets for the portion of the fiscal year of disposition (and any later fiscal years) that was reflected in such Performance Goal and Cumulative Performance Goal; (iii) all items of gain, loss or expense determined to be extraordinary or

B-1

unusual in nature or infrequent in occurrence, as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board, and any amendment, restatement, modification, supplement or successor thereto; and (iv) all items of expense related to equity based compensation determined in accordance with the standards established by Statement of Financial Accounting Standards No. 123(R), and any amendment, modification or successor thereto.

B-2

Appendix I

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
TRIARC COMPANIES, INC.

Tuesday, June 5, 2007

ADMISSION TICKET

TRIARC COMPANIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 5, 2007

          The 2007 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Tuesday, June 5, 2007, at 12:00 noon, local time, in Auditorium D, at the offices of Bear, Stearns & Co., Inc., 383 Madison Avenue, 2nd Floor, New York, New York, for the purposes listed on the reverse side:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

TRIARC COMPANIES, INC.

Tuesday, June 5, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ADMISSION TICKET

â     Please detach along perforated line and mail in the envelope provided.     â

21230030300000001000 1	060507

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH OF THE TWELVE (12) NOMINEES NAMED BELOW AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect twelve (12) directors to hold office as specified in the			FOR AGAINST ABSTAIN
accompanying Proxy Statement.		2. To approve an amendment to the Company's Amended	☐ ☐ ☐
	NOMINEES:	and Restated 2002 Equity Participation Plan and to
☐ FOR ALL NOMINEES	O Nelson Peltz	reapprove the performance based provisions of that plan
	O Peter W. May	as described in the Proxy Statement.
☐ WITHHOLD AUTHORITY	O Hugh L. Carey
FOR ALL NOMINEES	O Clive Chajet
	O Edward P. Garden	3. To approve an amendment to the Company's 1999	☐ ☐ ☐
☐ FOR ALL EXCEPT	O Joseph A. Levato	Executive Bonus Plan as described in the Proxy Statement.
(See instructions below)	O David E. Schwab II
O Roland C. Smith
O Raymond S. Troubh
	O Gerald Tsai, Jr.	4. To ratify the appointment of Deloitte & Touche LLP as the	☐ ☐ ☐
	O Russell V. Umphenour, Jr.	Company’s independent registered public accountants.
O Jack G. Wasserman
5. To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”		Stockholders entitled to vote at the meeting or any adjournment or
and fill in the circle next to each nominee you wish to withhold, as shown here: ●		postponement thereof are holders of record of the Company’s Class A
Common Stock and/or Class B Common Stock, Series 1, at the close of business on April 12, 2007.

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.

Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that ☐
changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.